UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Geospace Technologies Corporation

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December 11, 2013

Dear Fellow Stockholder:

I am pleased to invite you to attend Geospace Technologies Corporation’s 2014 Annual Meeting of Stockholders. We will hold the meeting at 10:30 a.m. on the 6th of February 2014 at the Hampton Inn-Brookhollow, 12909 Northwest Freeway, Houston, Texas 77040.

Following this letter you will find the formal Notice of Meeting and a proxy statement which describes the action to be taken at the meeting. We have enclosed a proxy card so that you may grant your proxy to be voted as you indicate. We have also enclosed a copy of our 2013 Annual Report. We encourage you to read these materials.

Your vote is important. Please complete and mail your proxy card promptly, whether or not you plan to attend the annual meeting. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy. Proxies may also be submitted electronically through Internet voting or telephonically. Instructions for telephonic or electronic voting can be found at https://materials.proxyvote.com/37364X.

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. The cost of any solicitation of proxies will be borne by us.

The Board of Directors recommends that you vote (i) FOR the election of directors, (ii) FOR the ratification of the appointment by the audit committee of the Board of Directors of UHY LLP, independent public accountants, as our auditors for the fiscal year ending September 30, 2014, (iii) FOR the approval of the non-binding, advisory resolution regarding the compensation of Geospace Technologies Corporation’s named executive officers, (iv) FOR the approval of the 2014 Long-Term Incentive Plan, and (v) FOR the approval of the material terms of the performance goals for performance awards under the 2014 Long-Term Incentive Plan.

Thank you for your cooperation. The rest of the Board of Directors and I look forward to seeing you at the meeting.

Very truly yours,

Gary D. Owens Chairman of the Board, President and Chief Executive Officer

Geospace Technologies Corporation

7007 Pinemont Drive

Houston, Texas 77040-6601

December 11, 2013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 6, 2014

The Annual Meeting of the Stockholders of Geospace Technologies Corporation will be held at 10:30 a.m. on the 6th of February, 2014, at the Hampton Inn Houston-Brookhollow, 12909 Northwest Freeway, Houston, Texas 77040, for the following purposes:

1.	to elect two directors, each to hold office until the 2017 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified;

2.	to ratify the appointment by the audit committee of the Board of Directors of UHY LLP, independent public accountants, as our auditors for the fiscal year ending September 30, 2014;

3.	to vote on a non-binding, advisory resolution regarding the compensation of Geospace Technologies Corporation’s named executive officers;

4.	to vote on the approval of the Company’s 2014 Long-Term Incentive Plan;

5.	to vote on the approval of the material terms of the performance goals for performance awards that are included under the 2014 Long-Term Incentive Plan;

6.	and to transact such other business as may properly come before the meeting or any adjournment thereof.

The holders of record of Geospace Technologies Corporation common stock at the close of business on December 11, 2013 will be entitled to vote at the meeting.

By order of the Board of Directors,

Thomas T. McEntire
Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please sign, date and mail the enclosed proxy card promptly. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy. Proxies may also be submitted electronically through Internet voting or telephonically. Instructions for telephonic or electronic voting can be found at https://materials.proxyvote.com/37364X.

Geospace Technologies Corporation

PROXY STATEMENT

December 11, 2013

The Board of Directors (the “Board”) of Geospace Technologies Corporation (the “Company”) is soliciting proxies from its stockholders for the annual meeting of stockholders to be held at 10:30 a.m. on the 6th of February 2014, at the Hampton Inn Houston-Brookhollow, 12909 Northwest Freeway, Houston, TX 77040, and for any adjournment thereof.

You are entitled to vote at the meeting if you were a holder of record of the Company’s common stock (the “Common Stock”) at the close of business on December 11, 2013. On December 11, 2013, stockholders entitled to vote at the meeting will be able to access an electronic version of a proxy card, this proxy statement, the Company’s 2013 Annual Report at https://materials.proxyvote.com/37364X. On December 20, 2013, the Company will mail hard copies of these proxy materials to stockholders who have previously elected to receive printed copies.

You may request a printed copy of these proxy materials by sending a written request to Geospace Technologies Corporation, 7007 Pinemont Drive, Houston, Texas 77040-6601, Attention: Secretary. Copies will be mailed to the requesting stockholder free of charge within three business days of the receipt of the request.

On December 4, 2013, there were 12,949,416 shares of the Company’s common stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter considered at the meeting.

Your proxy card will appoint William H. Moody and Charles H. Still as proxy holders, or your representatives, to vote your shares as you indicate. If you sign, date and return your proxy card without specifying voting instructions, the proxy holders will vote your shares (i) FOR the election of director nominees named in this proxy statement, (ii) FOR the ratification of the appointment by the audit committee of the Board of Directors of UHY LLP, independent public accountants, as our auditors for the fiscal year ending September 30, 2014, (iii) FOR the approval of the non-binding, advisory resolution regarding the compensation of the Company’s named executive officers, (iv) FOR the approval of the 2014 Long-Term Incentive Plan, and (v) FOR the approval of the material terms of the performance goals for performance awards under the 2014 Long-Term Incentive Plan.

Signing, dating and returning your proxy card does not preclude you from attending the meeting and voting in person. If you submit more than one proxy, the latest-date proxy will automatically revoke your previous proxy. You may revoke your proxy at any time before it is voted by sending written notice, to be delivered before the meeting, to: Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

The enclosed form of proxy provides a means for you to vote for the proposals listed in this proxy statement or to withhold authority to vote for proposals.

The Board of Directors expects the director nominees named in this proxy statement to be available for election. If any director nominee is not available, the proxy holders may vote your shares for a substitute if you have submitted a signed and dated proxy card that does not withhold authority to vote for director nominees.

The Company is not aware of any matters to be brought before the meeting other than those described in this proxy statement. If any other matters not now known are properly brought by the Company before the meeting, and if you return a signed, dated proxy card, the proxy holders may vote your shares in their discretion as to those other matters.

No business can be conducted at the meeting unless a majority of all outstanding shares entitled to vote is either present at the meeting in person or represented by proxy. The two director nominees who receive the most votes will be elected to the two open directorships even if they receive less than a majority of the votes cast. The remaining proposals, relating to the ratification of the appointment of UHY LLP as the auditors of the Company for the 2014 fiscal year, the resolution regarding the compensation of the Company’s named executive officers, and both proposals relating to the Company’s 2014 Long-Term Incentive Plan will be passed if the proposal receives the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are counted as shares present for determining a quorum, but will not be counted to determine the total number of votes cast. Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. If you do not give instructions to your bank, brokerage firm or other agent, the bank, brokerage firm or other agent will nevertheless be entitled to vote your shares of Common Stock in its discretion on “routine matters” and may give or authorize the giving of a proxy to vote the shares of Common Stock in its discretion on such matters. The ratification of independent public accountants is generally a routine matter whereas the election of directors is not considered a routine matter. There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement.

Representatives of Computershare Investors Services, the transfer agent and registrar for the Common Stock, will act as the inspectors of election at the meeting.

Important Notice Regarding the Availability of Proxy Materials
for the 2014 Annual Meeting of Stockholders To Be Held on February 6, 2014

Pursuant to the Securities and Exchange Commission rules related to the Internet availability of proxy materials, we have chosen to make this proxy statement, the accompanying notice of annual meeting of stockholders and form of proxy, our 2013 Annual Report to stockholders available via the Internet at https://materials.proxyvote.com/37364X.

PROPOSAL I : ELECTION OF DIRECTORS

At the meeting, the stockholders will elect two directors. The Board of Directors is divided into three classes, each class being composed as equally in number as possible. The classes have staggered three-year terms, with the term of one class expiring at each annual meeting of stockholders.

The directors in Class I, whose terms expire at the meeting, are Thomas L. Davis, Ph.D. and Mr. Richard F. Miles. The nominating and corporate governance committee of the Company has nominated Dr. Thomas L. Davis and Mr. Richard F. Miles to serve as Class I directors for a three-year term expiring at the 2017 Annual Meeting of Stockholders. The nominating and corporate governance committee considered various criteria to evaluate the potential candidates including, without limitation, (1) independence, (2) qualification to serve on the committees of the Board of Directors, (3) experience in the seismic industry, (4) knowledge of the oil and gas industry, (5) continuing overall contributions and valuable input to the Board of Directors and its committees, and (6) a collaborative, persuasive and articulate personality. The nominating and corporate governance committee also considers all of such person’s diversity attributes (e.g., perspectives, professional experience, experiences derived from high-quality business, skills, background and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Each candidate is considered in the context of their contribution to the Board of Directors as a whole with the objective of assembling a group that best contributes to the success of our Company and represents stockholder interests through the exercise of sound judgment, using its diversity of perspectives, skills and experiences. After discussions, the nominating and corporate governance committee determined that Dr. Davis and Mr. Miles satisfied the criteria considered by the nominating and corporate governance committee, and nominated Dr. Davis and Mr. Miles to stand for election as Class I directors on the Board of Directors of the Company.

Dr. Davis and Mr. Miles have been nominated by the nominating and corporate governance committee to serve as Class I directors for a three-year term expiring at the 2017 Annual Meeting of Stockholders. The directors in Class II are serving terms that expire at the 2015 Annual Meeting of Stockholders. The directors in Class III are serving terms that expire at the 2016 Annual Meeting of Stockholders. Dr. Davis, Mr. Moody, Mr. Still, and Ms. Langtry are independent, as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules (the “NASDAQ Rule”) as currently applicable to the Company.

The Board of Directors has previously determined the independence of Dr. Davis under the criteria established by the NASDAQ and the Securities and Exchange Commission. No specific transactions existed that needed to be considered in determining the independence of Dr. Davis in connection with his nomination.

The Board has determined that Mr. Miles is not currently an independent director under the NASDAQ Rule based on Mr. Miles’ spouse’s compensation for services from the Company. See “Certain Relationships and Related Transactions—Transactions Involving Richard F. Miles” below for more information regarding the Board’s evaluation with respect to Mr. Miles. The Board may re-examine Mr. Miles’ independence in the future.

Information regarding the director nominees and directors whose terms will continue after the meeting follows.

Nominees for Election for Class I Directors (Terms Expiring at the 2014 Annual Meeting of Stockholders)	Age	Position	Director Since
Thomas L. Davis, Ph.D. (a)(b)(c)	66	Director	1997
Richard F. Miles	65	Director	2013

Class II Directors (Terms Expiring at the 2015 Annual Meeting of Stockholders)
Tina M. Langtry (b)(c)	56	Director	2012
Michael J. Sheen	65	Senior Vice President and Chief Technical Officer, Director	1997
Charles H. Still (a)(b)(c)	71	Director	1997

Class III Directors (Terms Expiring at the 2016 Annual Meeting of Stockholders)
William H. Moody (a)	74	Director	2004
Gary D. Owens	66	Chairman of the Board, President and Chief Executive Officer (d)	1997

(a)	Member of the audit committee.
(b)	Member of the compensation committee.
(c)	Member of the nominating and corporate governance committee.
(d)	Effective January 1, 2014, Mr. Walter R. Wheeler has been appointed to replace Mr. Owens as the Company’s President and Chief Executive Officer. Mr. Owens will remain Chairman of the Board.

Background of Nominees and Continuing Directors

Thomas L. Davis, Ph.D. became a director in connection with the Company’s initial public offering in November 1997. Dr. Davis is a Professor of Geophysics at the Colorado School of Mines, where he has worked since 1980. He has also been a coordinator of the Reservoir Characterization Project, an industry consortium of the Colorado School of Mines, since it was founded in 1985, with the objective of characterizing reservoirs through development and application of 3-D and time lapse 3-D multicomponent seismology. Dr. Davis consults and lectures worldwide and has written and co-edited numerous papers and other works in the field of seismic interpretation. The Board believes that Dr. Davis’ industry specific experience and expertise and the unique perspective gained from serving as a professor at the Colorado School of Mines enable him to effectively serve as a director.

Tina M. Langtry was the Manager, Discovered Resource Opportunity Evaluations and the General Manager, Global Exploration New Ventures/Business Development for ConocoPhillips from September 2002 until her retirement in January 2008. In such capacity, Ms. Langtry had exploration and appraisal responsibilities for ConocoPhillips’s global new ventures and business development organizations focused on growing ConocoPhillips’s global exploration and production business. Prior to September 2002, Ms. Langtry held various positions with Conoco, Inc., including President and Managing Director of Norske Conoco AS. Ms. Langtry is a member of the American Association of Petroleum Geologists. She has also served as the chairperson for American Petroleum Institute’s executive committee for exploration affairs. She served as a Board member of the Norwegian America Chamber of Commerce, Houston Branch and was a member of several leadership teams in ConocoPhillips. The Board believes that Ms. Langtry’s extensive industry knowledge in oil and gas exploration and other expertise related to the oil and gas industry enable her to effectively serve as a director.

Michael J. Sheen joined the Company as Senior Vice President and Chief Technical Officer in August 1997 and became a director in connection with the Company’s initial public offering in November 1997. Mr. Sheen had been a Senior Vice President and Chief Technical Officer of Input/Output, Inc. (now known as ION Geophysical Corp.) beginning in 1991 and had held other positions at Input/Output, Inc. (now known as ION Geophysical Corp.) starting in 1977. The Board believes that Mr. Sheen’s depth of understanding of the Company’s operations and strategy, his extensive employment experience with the Company and his significant industry specific experience enable him to effectively serve as a director.

Charles H. Still became a director in connection with the Company’s initial public offering in November 1997. He was Secretary of the Company, serving in a non-executive capacity, from the Company’s formation in September 1994 until February 2009 and has been Secretary of various affiliates and predecessors of the Company since 1980. He was a partner in the law firm of Fulbright & Jaworski L.L.P. from 1975 until 2008. As of January 1, 2008, Mr. Still retired as a partner of that firm and became Of Counsel. In 2008, Mr. Still left Fulbright & Jaworski L.L.P. and became a partner in the law firm of Kelly Hart & Hallman LLP. He retired as a partner of that firm on December 31, 2010 and returned to Fulbright & Jaworski L.L.P. as Of Counsel. Mr. Still also serves on the Board of Directors of Martin Midstream GP LLC, the general partner of Martin Midstream Partners L.P., of which he is a member of the audit committee. The Board believes that Mr. Still’s extensive legal and financial background and board and corporate governance experience enable him to effectively serve as a director.

William H. Moody has been a director since July 2004. Mr. Moody served with KPMG in many capacities including managing partner, audit partner-in-charge and Securities and Exchange Commission reviewing partner until his retirement in June 1996. Mr. Moody previously served on the Board of Directors of Remote Knowledge, Inc. from November 2005 through July 2008. The Board believes that Mr. Moody’s extensive financial and accounting experience, including that related to the energy industry, enables him to effectively serve as a director.

Richard F. Miles has been a director since May 2, 2013. Mr. Miles is the former Chief Executive Officer and a former Director of Geokinetics Inc. He held that position from August 2007 until his retirement in November of 2012. Mr. Miles also served as President of Geokinetics from August 2007 until May 2012, Chief Operating Officer from March 2007 until August 2007, and President-International Operations from September 2006 until March 2007 following Geokinetics’ acquisition of Grant Geophysical Inc. Mr. Miles served as Director, President and Chief Executive Officer of Grant Geophysical from January 2001 until September 2006. From 1990 to 2000, he was President and Chief Executive Officer of Syntron Inc., a unit of Tech-Sym Corporation. Prior to that, he held various executive positions of increasing responsibility with Geosource Marine Inc. and Geophysical Services Inc. Mr. Miles has over 45 years of international experience in the seismic industry both operationally and in manufacturing. Mr. Miles has served on the Board of Directors of three other public companies as well as several non-profit boards including the International Association of Geophysical Contractors from 1992—2007, where he served as Chairman from 1997—1998. Mr. Miles has an MBA from Southern Methodist University. The Board believes that Mr. Miles’ extensive history and depth of understanding in the seismic industry enables him to effectively serve as a director.

Gary D. Owens joined the Company as President and Chief Executive Officer in 1997 and became a director and Chairman of the Board in that year. From October 1993 until May 1997, Mr. Owens was the President and Chief Executive Officer of Input/Output, Inc. (now known as ION Geophysical Corp.). Mr. Owens had held other positions at Input/Output, Inc. (now known as ION Geophysical Corp.) beginning in 1977. The Board believes that Mr. Owens’ depth of understanding of the Company’s operations and strategy, his strong leadership skills, his extensive employment experience with the Company, and his significant industry and management expertise enable him to effectively serve as a director.

Nominations to the Board of Directors

All of the members of the nominating and corporate governance committee are independent, as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules as currently applicable to the Company. The charter for the nominating and corporate governance committee is available on the Company’s website at www.geospace.com.

The nominating and corporate governance committee is responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations for nominations to fill vacancies on the Board of Directors, and for selecting the nominees for election by the Company’s stockholders at each annual meeting. The nominating and corporate governance committee has not established specific minimum age, education, experience or skill requirements for potential directors. The nominating and corporate governance committee has taken into account all factors it has considered appropriate in fulfilling its responsibilities to identify and recommend individuals as director nominees. Those factors have included, without limitation, the following:

•

an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity and character;

•	the size and composition of the Board of Directors and the interaction of its members, in each case with respect to the needs of the Company and its stockholders; and

•

regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board of Directors or its committees and his or her overall contributions to the Board of Directors and the Company.

The nominating and corporate governance committee has utilized a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the nominating and corporate governance committee through current Board members, professional search firms, stockholders or other persons. Candidates have been evaluated at regular or special meetings of the nominating and corporate governance committee, and may be considered at any point during the year.

The nominating and corporate governance committee will consider qualified nominees recommended by stockholders. Stockholders desiring to make such recommendations should submit such recommendations to the Company Secretary, c/o Geospace Technologies Corporation, 7007 Pinemont Drive, Houston, Texas 77040-6601. The nominating and corporate governance committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has a standing audit committee, compensation committee and nominating and corporate governance committee.

Audit Committee. The audit committee is charged with, among other tasks, recommending to the entire Board the engagement and discharge of independent auditors of the financial statements of the Company, reviewing and pre-approving the professional services provided by independent auditors, reviewing the independence of independent auditors, reviewing with the auditors the plan and results of the auditing engagement, considering the range of audit and non-audit fees, reviewing the Company’s system of internal accounting controls and reviewing and reassessing the adequacy of its charter on an annual basis. The audit committee met six times during the fiscal year ended September 30, 2013. The audit committee’s report appears below in this proxy statement. The Board of Directors of the Company has made a determination that Mr. Moody, a member of its audit committee who is independent, is the audit committee financial expert. Mr. Moody’s background is described above under “Background of Nominees and Continuing Directors.”

Compensation Committee. The compensation committee oversees our compensation programs and is charged with the review and approval of the Company’s general compensation strategies and objectives and the annual compensation decisions relating to our executives. The compensation committee responsibilities also include reviewing and approving employment agreements, severance agreements and any special supplemental benefits applicable to executives; assuring that the Company’s incentive compensation program, including the annual and long-term incentive programs, are administered in a manner consistent with the Company’s compensation policy; approving and/or recommending to the Board new incentive compensation programs and equity-based compensation programs; reviewing the Company’s employee benefit programs; recommending for approval all changes to compensation plans that may be subject to the approval of our stockholders or the Board; and retaining compensation consultants and other experts. The compensation committee also reviews the outcome of the stockholder advisory vote on senior executive compensation. The compensation committee may delegate its authority to subcommittees. The compensation committee charter may be accessed electronically under the “Investor Relations—Code of Business Conduct” section of the Company’s website at www.geospace.com. The compensation committee met three times during the fiscal year ended September 30, 2013. The compensation committee’s report on executive compensation for fiscal year 2013 appears below in this proxy statement.

For more information pertaining to the Company’s compensation policies and practices, please read the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is charged with, among other things, identifying and recommending nominees for election to the Company’s Board of Directors at annual meetings and filling vacancies on the Company’s Board, recommending nominees for appointment to the Company’s committees, annually reviewing the overall effectiveness of the organization of the Board and the committees thereof, developing and maintaining qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors, and annually reviewing the directors, its own performance and its charter. The nominating and corporate governance committee will consider nominees recommended by stockholders. With respect to procedures that must be followed in order for nominations from stockholders to be considered, see “Nominations to the Board of Directors” above. The nominating and corporate governance committee met three times during the fiscal year ended September 30, 2013.

Board Leadership Structure and Role in Risk Oversight

Gary D. Owens, our Chief Executive Officer, currently also serves as our Chairman of the Board. We have not established a written position description for our Chairman of the Board. A primary function of that position is to set the agenda for and lead meetings of the Company’s Board of Directors. We historically believed the combined Chairman / Chief Executive Officer position was appropriate for a company of our size and the interests of all our shareholders have been well-served by such a leadership model.

However, effective January 1, 2014, the Board has appointed Walter R. Wheeler to fill Gary D. Owens’ position as President and Chief Executive Officer. After that date, the Company will no longer have a combined Chairman / Chief Executive Officer position. Gary D. Owens will remain Chairman of the Board. The Board believes that the Company will benefit from Mr. Owens’ continued services as a director and as Chairman of the Board given his extensive experience at the Company’s operations. Our Board of Directors does not have an independent lead director.

The Board of Directors has an active role in evaluating the Company’s risk management in our ongoing business by regularly reviewing information presented by management regarding the Company’s business and operations risks and monitoring risk areas through board reports and related discussions at board meetings. Our Board of Directors also reviews and approves the capital budget on an annual basis. Our committees include an audit committee, which oversees accounting and financial issues and risks, a compensation committee, which reviews leadership performance and compensation, and a nominating and corporate governance committee, which assesses Board performance and corporate governance issues.

Compensation of Directors

For the fiscal year ending September 30, 2013, each non-employee director received $85,000 per year in cash, paid in four equal quarterly installments. The chairman of the audit committee receives an additional $10,000 per year in cash, paid in four equal quarterly installments. All directors are reimbursed for ordinary and necessary expenses incurred in attending board and committee meetings.

While the Company currently does not provide equity-based compensation for Board members, the Board of Directors encourages individual directors to, over time, acquire an equity interest in the Company to align their interests with those of the Company and its stockholders.

The following table summarizes compensation paid to each non-employee director during the fiscal year ended September 30, 2013:

Director Compensation

Name	Fees Earned or Paid in Cash ($)		Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (1)	Total ($)
Tina M. Langtry	85,000		—	—	85,000
Charles H. Still	85,000		—	—	85,000
Thomas L. Davis, Ph.D.	85,000		—	—	85,000
Richard F. Miles	63,750				63,750
William H. Moody	95,000	(2)	—	—	95,000

(1)	All directors of the Company are reimbursed for ordinary and necessary expenses incurred in attending board and committee meetings.
(2)	As chairman of the audit committee, Mr. Moody receives an additional $10,000 in cash, paid in four equal quarterly installments.

Directors receive the director compensation payments irrespective of meeting attendance. During fiscal year 2013, each director attended, in person or by telephone, at least 75% of the meetings held by the Board of Directors and by the committees on which the director served.

PROPOSAL II : RATIFICATION OF APPOINTMENT OF AUDITORS

For fiscal years 2012 and 2013, the Company retained UHY LLP (“UHY”), independent public accountants, to provide audit services to the Company and, in consideration of such services, paid to UHY the amounts specified under the heading “Independent Public Accountants” in this proxy statement.

The audit committee of the Board of Directors has appointed UHY to audit our consolidated financial statements for the year ending September 30, 2014, and such appointment has been approved by the Board of Directors.

In the event the appointment of UHY is not ratified, the audit committee will consider the appointment of other independent auditors. A representative of UHY is expected to be present at the annual meeting and will be available to make a statement if such representative desires to do so and to respond to appropriate questions.

The Board of Directors recommends voting “FOR” this proposal.

Audit Committee Report

We have reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2013 with management and have discussed with UHY LLP, the independent auditors for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and related amendments with respect to those statements. We have received the written disclosures and the letter from UHY LLP required by Rule 3526 adopted by the Public Company Accounting Oversight Board regarding independence and have discussed with UHY LLP its independence in connection with its audit of the Company’s most recent annual financial statements. Based on this review and these discussions, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

Thomas L. Davis, Ph.D., William H. Moody and Charles H. Still were the members of the audit committee during fiscal year 2013. Mr. Richard C. White began fiscal year 2013 as a member of the audit committee, but resigned his Board position on October 25, 2012, and Charles H. Still was subsequently appointed to serve as a member of the audit committee. Dr. Davis, Mr. Moody and Mr. Still are independent and Mr. White was independent until his resignation, as independence is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules as currently applicable to the Company.

The Board of Directors has adopted a written charter for the audit committee. The charter of the audit committee is available on the Company’s website at www.geospace.com.

The information in this Audit Committee Report shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

Thomas L. Davis, Ph.D.

William H. Moody

Charles H. Still

Independent Public Accountants

UHY LLP (“UHY”) served as the Company’s principal independent public accountants for the 2012 fiscal year and the 2013 fiscal year. A representative of UHY is expected to attend the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by UHY for professional services rendered for the audit of the Company’s annual financial statements, including for professional services rendered in connection with the audit of internal control over financial reporting in compliance with Section 404 of the Sarbanes Oxley Act of 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q were $460,000 during the 2013 fiscal year and $430,000 during the 2012 fiscal year.

Audit-Related Fees

The Company uses firms other than UHY for certain of its statutory audit-related services for its international subsidiaries. There were no fees billed by UHY for audit-related services not disclosed in “Audit Fees” above for the 2013 or 2012 fiscal years.

Tax Fees

The Company uses firms other than UHY for its tax services and therefore no fees were billed by UHY for tax services in fiscal year 2013 or 2012.

All Other Fees

There were no fees billed by UHY for other services not disclosed above for the 2013 or 2012 fiscal years.

UHY leases all its personnel, who work under the control of UHY partners, from wholly-owned subsidiaries of UHY Advisors, Inc., in an alternative practice structure.

Compatibility of Certain Fees with Independent Accountants’ Independence

The audit committee has adopted pre-approval policies and procedures pursuant to which the engagement of any accountant is approved. Such procedures govern the ways in which the audit committee will pre-approve audit and various categories of non-audit services that the auditor provides to the Company and its subsidiaries. In accordance with this policy, the audit committee had given its approval for the provision of audit services by UHY for the fiscal year ended September 30, 2013. Services which have not received pre-approval must receive specific approval of the audit committee. The audit committee is informed of each such engagement in a timely manner, and such procedures do not include delegation of the audit committee’s responsibilities to management. All audit contracts that were entered into in fiscal year 2013 were pre-approved by the audit committee.

PROPOSAL III : ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

At the meeting, the stockholders will vote on a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers.

We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder the opportunity to endorse or not endorse the compensation we pay our named executive officers through voting for or against the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2014 proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion).”

The Company and the compensation committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement. As always, the compensation committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements. Additionally, your advisory vote will not be construed (i) as overruling a decision by the Company or the Board of Directors, (ii) to create or imply any change to the fiduciary duties of the Company or the Board of Directors, (iii) to create or imply any additional fiduciary duties for the Company or the Board of Directors, or (iv) to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board of Directors recommends voting “FOR” this proposal.

Executive Officers and Compensation

Information regarding the named executive officers follows:

Name	Age	Position
Gary D. Owens (a)	66	Chairman of the Board, President and Chief Executive Officer
Michael J. Sheen	65	Senior Vice President and Chief Technical Officer
Thomas T. McEntire	53	Vice President, Chief Financial Officer and Secretary
Walter R. Wheeler (a)	60	Executive Vice President and Chief Operating Officer
Robbin B. Adams	56	Executive Vice President and Chief Project Engineer

(a)	Effective January 1, 2014 Mr. Owens will retire from his position as President and Chief Executive Officer, and Mr. Wheeler will become President and Chief Executive Officer.

Thomas T. McEntire joined the Company as Chief Financial Officer in September 1997 and became Secretary in February 2009. Mr. McEntire had been Financial Controller of APS Holding Corporation (“APS”) beginning in February 1995 and held other senior financial management positions since joining APS in 1990. Prior to joining APS, Mr. McEntire held various positions with Coopers & Lybrand L.L.P. from 1982 to 1990.

Walter R. Wheeler became the Company’s Executive Vice President and Chief Operating Officer in 2012. Mr. Wheeler had been a design engineer with the Company since 1997. Prior to 1997, Mr. Wheeler worked for 13 years as a design engineer at Input/Output, Inc. (now known as ION Geophysical Corp.). Mr. Wheeler has been appointed as the Company’s President and Chief Executive Officer to be effective January 1, 2014. Mr. Wheeler received his Bachelor of Science degree in Electrical Engineering from Rice University.

Robbin B. Adams became the Company’s Executive Vice President and Chief Project Engineer in 2012. Mr. Adams has been a design engineer with the Company since 1997. Prior to 1997, Mr. Adams worked for 16 years as a design engineer at Input/Output, Inc. (now known as ION Geophysical Corp.).

Messrs. Owens and Sheen’s backgrounds are described above under “Background of Nominees and Continuing Directors.”

Compensation Discussion and Analysis

Executive Compensation Program

Objectives of Compensation Program

Our executive compensation program is designed to attract, motivate and retain highly talented and experienced management personnel and to reward management for the Company’s successful financial performance and for increasing stockholder value. We provide compensation and incentives through a combination of salaries, annual performance bonuses and long-term incentive stock-based awards.

Executive officers generally receive the same employee and fringe benefits as other employees. Any differences are typically due to position, seniority, or local requirements. Consistent with this philosophy, executive officers receive minimal perquisites. Messrs. Owens, Sheen, McEntire, Wheeler and Adams have entered into employment agreements with the Company, which, under certain circumstances, provide them with certain severance benefits upon their terminations of employment. See “Potential Payments upon Termination or Change-in-Control” below for more information on these benefits. Our compensation policies are designed to enhance our financial performance and stockholder value by aligning the financial interests of the executive officers and employees with those of our stockholders.

What Our Compensation is Designed to Reward

Our compensation program is designed to reward teamwork and each individual’s contribution to the Company, including the impact of such contribution on the Company’s overall financial performance, as well as to produce positive long-term results for our stockholders and employees.

Administration

The compensation committee is composed of three non-employee members of the Board of Directors. No compensation committee member participates in any of our employee compensation programs. If our stockholders approve the 2014 Long-Term Incentive Plan, our non-employee directors will be eligible to participate in that plan. The compensation committee (i) sets and recommends annual compensation, including equity awards, for Messrs. Owens, Sheen, McEntire, Wheeler and Adams (our senior executive officers) to the full Board for approval, (ii) reviews and approves the compensation program for all other executive officers as recommended to the compensation committee by the Chairman of the Board, President and Chief Executive Officer, and (iii) reviews and approves awards under equity incentive plans and the non-equity incentive program to all employees as recommended to the compensation committee by management.

The compensation committee does not currently engage any consultant related to executive compensation matters.

At the 2013 annual meeting of stockholders, the stockholders approved, by a non-binding, advisory resolution, the compensation of the Company’s named executive officers. The compensation committee considered this resolution of the stockholders in its review of executive compensation in fiscal year 2013 and determined that the stockholders generally supported the compensation packages awarded to the Company’s named executive officers, and the objectives and policies by which those packages were determined. Adjustments made to executive annual base salaries in December 2012 were determined in accordance with those objectives and policies. Pursuant to a second resolution adopted by the stockholders at the 2011 annual meeting of stockholders, the stockholders will have an opportunity to approve or withhold approval of executive compensation by a non-binding advisory resolution on an annual basis at each annual meeting of stockholders.

Elements of Compensation

General

The primary elements of the executive compensation program consist of (1) base salary, (2) annual cash bonuses pursuant to a non-equity incentive program, and (3) long term incentives in the form of equity-based compensation awards. Equity-based compensation awards have historically included nonqualified stock options and restricted stock awards. Each executive’s current and prior compensation is considered in setting future compensation and, while consideration is given to the vesting and value of previously granted equity-based compensation awards, the total compensation package is not regularly adjusted for such values. In addition, the Chairman of the Board, President and Chief Executive Officer focuses on relative compensation throughout the organization in recommending the compensation of the other executive officers.

The Company chooses to pay each element of compensation to reward executives through various means. The base salary and employee benefits compensate executives for their daily efforts as management of the Company. The annual cash bonus program, described in more detail below, encourages executives to not only meet goals for the Company, measured in terms of consolidated pretax profits (before bonus), but also encourages other employees to meet goals as well. The equity-based compensation awards provide a long term incentive to executives to improve the performance of the Company as viewed by the market.

An executive’s annual base salary and annual cash bonus do not fluctuate as a result of increases or decreases in the market value of equity-based compensation awards. Thus, for example, if the stock price has grown significantly, resulting in large potential gains on vested stock awards, an executive’s base salary or bonus potential is not adjusted for that reason. However, the compensation committee would consider those gains in awarding additional equity-based compensation. Similarly, the compensation committee would not consider a large cash bonus award under the Executive Officer Annual Bonus Plan to be a reason to reduce the equity-based compensation awards or annual base salary received by the executive in the following fiscal year. The Company views each compensation element as a different means of encouraging and promoting performance. These compensation elements are designed to work in tandem.

In fiscal years 2012 and 2013, no new stock options or restricted stock grants were awarded to the senior executive officers. After the end of fiscal year 2013, the compensation committee approved grants of restricted stock to the following senior executive officers:

Name	Number of Shares of Restricted Stock Granted
Walter R. Wheeler	15,000
Michael J. Sheen	10,000
Robbin B. Adams	10,000
Thomas T. McEntire	10,000

The compensation committee considers the balance of base salary levels supplemented by bonus awards and equity compensation in evaluating the total executive compensation package. The executives are encouraged to earn their bonus and equity compensation in order to realize the full value of their compensation package. We intend that the attainment of the performance goals established by the compensation committee will benefit our stockholders.

The compensation committee does not believe that there is another public company that is a peer to the Company in the seismic industry—the Company is a manufacturer of seismic products and does not provide traditional seismic services or maintain a seismic library, unlike other similar companies. One of the Company’s most direct competitors is a subsidiary of a much larger company, and there is no access to salary information of the subsidiary alone. The compensation committee from time to time does review publicly available information as to other seismic industry participants to help its understanding of the marketplace in which the Company competes to retain executive talent. Management assists the committee in gathering this information from other companies in the seismic industry. The compensation committee strives to maintain a reasonable compensation package for each executive officer in order to retain such officer and provide incentives for such officer to continue to improve the Company’s performance in the future.

In setting compensation levels for fiscal year 2013, the compensation committee did not undertake to perform a formal analysis of its other seismic industry participants’ executive salaries. The conclusion of the compensation committee after its most recent examination of the publicly available executive compensation of certain seismic industry participants from 2010 was that the Company’s compensation of each of its executive officers, particularly their base salaries, were well within and typically much lower than the compensation of executive officers in other seismic industry companies, adjusting for various factors such as size, location and seniority of the executive officer.

The Company places a high priority on the retention of its key employees, particularly our senior executive officers (including Messrs. Owens, Sheen, McEntire, Wheeler and Adams). The Board of Directors of the Company believes that these officers have made significant contributions to the growth and development of the Company and have developed a synergy among themselves that fosters progress and support. The Board of Directors believes that a loss of any one of these officers could have a significant adverse impact on the Company. The compensation committee has further recognized that contributions from Owens, Sheen and McEntire continued for a period of seven years during which their salaries remained stagnant while the salaries of executives in other seismic industry companies steadily increased. Based upon these considerations, the compensation committee designed compensation packages for our senior executive officers.

The compensation committee targets overall compensation packages for our executive officers that are competitive compared to the total value received by comparable executive officers at other seismic industry companies. Due to the nature of the Company’s business, it is possible for our senior executive officers to receive substantial financial rewards when the Company’s fiscal year financial performance exceeds expectations. Conversely, in years when the Company’s fiscal year financial performance does not meet expectations, our senior executive officers will receive minimal financial compensation, if any, in addition to their base salaries.

Thus, to establish some consistency that would improve the likelihood of retention of these officers, the compensation committee attempts to maintain annual base salary ranges that are intended to keep salaries reasonably competitive with salaries at other seismic industry companies. The remaining portions of the executives’ compensation packages are tied to the Company’s financial performance, thus providing an incentive to executive officers and a benefit to our stockholders.

Chief Executive Officer

In fiscal year 2011, Mr. Owens’ compensation package was not adjusted from fiscal year 2010 levels. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2011 with greater bonus pools than those established under a similar cash bonus compensation plan applicable to fiscal year 2010. Mr. Owens’ overall compensation package for fiscal year 2011 had a value of $501,295.

In the fiscal year 2012, Mr. Owens’ annual base salary was increased by 10% to $302,500 taking into account the record performance of the Company during the fiscal year 2011 and the differential between Mr. Owens’ total compensation package and those in similar positions in other seismic industry companies. Mr. Owens also participated in the 2012 Bonus Plan, which is described in more detail under “—Annual Performance Bonuses” below. No discretionary bonus was awarded to Mr. Owens during the fiscal year 2012. Mr. Owens’ overall compensation package for fiscal year 2012 had a value of $582,024.

In the fiscal year 2013, Mr. Owens’ compensation package was not adjusted from fiscal year 2012 levels. Mr. Owens also participated in the 2013 Bonus Plan, which is described in more detail under “—Annual Performance Bonuses” below. No discretionary bonus was awarded to Mr. Owens during the fiscal year 2013. Mr. Owens’ overall compensation package for fiscal year 2013 had a value of $595,313.

Chief Technical Officer

In fiscal year 2011, Mr. Sheen’s compensation package was not adjusted from fiscal year 2010 levels. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2011 with greater bonus pools than those established under a similar cash bonus compensation plan applicable to fiscal year 2010. Mr. Sheen’s overall compensation package for fiscal year 2011 had a value of $468,144.

In the fiscal year 2012, Mr. Sheen’s annual base salary was increased by 10% to $272,250 taking into account the record performance of the Company during the fiscal year 2011 and the differential between Mr. Sheen’s total compensation package and those in similar positions in other seismic industry companies. Mr. Sheen also participated in the 2012 Bonus Plan, which is described in more detail under “—Annual Performance Bonuses” below. No discretionary bonus was awarded to Mr. Sheen during the fiscal year 2012. Mr. Sheen’s overall compensation package for fiscal year 2012 had a value of $545,571.

In fiscal year 2013, Mr. Sheen’s compensation package was not adjusted from fiscal year 2012 levels. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2013 with greater bonus pools than those established under a similar cash bonus compensation plan applicable to fiscal year 2012. Mr. Sheen’s overall compensation package for fiscal year 2013 had a value of $562,832.

Chief Financial Officer

In fiscal year 2011, Mr. McEntire’s compensation package was not adjusted from fiscal year 2010 levels. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2011 with greater bonus pools than those established under a similar cash bonus compensation plan applicable to fiscal year 2010. Mr. McEntire’s overall compensation package for fiscal year 2011 had a value of $442,150.

In the fiscal year 2012, Mr. McEntire’s annual base salary was increased by 10% to $242,000 taking into account the record performance of the Company during the fiscal year 2011 and the differential between Mr. McEntire’s total compensation package and those in similar positions in other seismic industry companies. Mr. McEntire also participated in the 2012 Bonus Plan, which is described in more detail under “—Annual Performance Bonuses” below. No discretionary bonus was awarded to Mr. McEntire during the fiscal year 2012. Mr. McEntire’s overall compensation package for fiscal year 2012 had a value of $516,899.

In fiscal year 2013, Mr. McEntire’s compensation package was not adjusted from fiscal year 2012 levels. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2013 with greater bonus pools than those established under a similar cash bonus compensation plan applicable to fiscal year 2012. Mr. McEntire’s overall compensation package for fiscal year 2013 had a value of $530,561.

Chief Operating Officer

Beginning with his appointment to the position on January 1, 2012, Mr. Wheeler’s annual base salary was set at $175,000 based on his experience, qualifications, familiarity with the Company, base salary of other executive officers at the Company and those in similar positions in other seismic industry companies. Mr. Wheeler also participated in the 2012 Bonus Plan, which is described in more detail under “—Annual Performance Bonuses” below. Mr. Wheeler’s overall compensation package for fiscal year 2012 had a value of $343,158.

In fiscal year 2013, Mr. Wheeler’s compensation package was not adjusted from fiscal year 2012 levels. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2013 with greater bonus pools than those established under a similar cash bonus compensation plan applicable to fiscal year 2012. Mr. Wheeler’s overall compensation package for fiscal year 2013 had a value of $344,277.

Chief Project Engineer

Beginning with his appointment to the position on January 1, 2012, Mr. Adams’ annual base salary was set at $160,000 based on his experience, qualifications, familiarity with the Company, base salary of other executive officers at the Company and those in similar positions in other seismic industry companies. Mr. Adams also participated in the 2012 Bonus Plan, which is described in more detail under “—Annual Performance Bonuses” below. Mr. Adams’ overall compensation package for fiscal year 2012 had a value of $311,179.

In fiscal year 2013, Mr. Adam’s compensation package was not adjusted from fiscal year 2012 levels. Although no discretionary bonus was awarded, the compensation committee approved a comprehensive, company-wide cash bonus compensation plan for fiscal year 2013 with greater bonus pools than those established under a similar cash bonus compensation plan applicable to fiscal year 2012. Mr. Adam’s overall compensation package for fiscal year 2013 had a value of $327,912.

Base Annual Salaries

Before the Company’s initial public offering in 1997, and before the formation of the compensation committee, the Company entered into employment agreements with Messrs. Owens and Sheen. The compensation levels reflected in those employment agreements were established in July 1997 by negotiations among Messrs. Owens and Sheen, before they joined the Company, and representatives of OYO Corporation U.S.A., the Company’s sole stockholder at that time. The employment agreements were amended, effective October 1, 2008, to bring the agreements into documentary compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and do not otherwise affect the current compensation levels of the executives.

The base annual salaries of the Company’s named executive officers for fiscal year 2013 were as follows, and were increased following the fiscal year end to be effective January 1, 2014 as follows:

Name and Title	Salary during Fiscal Year 2013	Salary Effective January 1, 2014
Mr. Owens, President and Chief Executive Officer (outgoing)	$302,500	N/A
Mr. Sheen, Senior Vice President and Chief Technical Officer	$272,250	$300,000
Mr. McEntire, Vice President, Chief Financial Officer and Secretary	$242,000	$275,000
Mr. Wheeler, Executive Vice President and Chief Operating Officer (incoming President and Chief Executive Officer)	$175,000	$300,000
Mr. Adams, Executive Vice President and Chief Project Engineer	$160,000	$250,000

The compensation committee has the authority to adjust these base salaries; however, the employment agreements described above require that the base salaries of that Messrs. Owens, Sheen, McEntire, Wheeler and Adams not be reduced from the base amounts set forth above. After the end of the 2013 fiscal year, the compensation committee approved increases in base salary shown above for the Senior Vice President and Chief Technical Officer of 10.2%, and the Vice President, Chief Financial Officer and Secretary of 13.6%, effective January 1, 2014. These increases were determined by the compensation committee to be appropriate in order to retain Messrs. Sheen and McEntire in light of, among other things, the performance of the Company. Also effective January 1, 2014, Mr. Adams’ salary was increased by 56.25% in recognition of his increased duties as Chief Project Engineer and also in light of the performance of the Company.

For the same period, Mr. Wheeler’s increase in his salary and Mr. Owens’ decrease is a result of Mr. Owens retiring from his position as President and Chief Executive Officer. Mr. Owens will continue as Chairman of the Board of Directors, and will receive an annual director fee of $100,000 in recognition of his service as a non-employee director effective January 1, 2014. Mr. Wheeler’s new salary and total compensation package as President and Chief Executive Officer was set to reflect his significant new responsibilities, and the current compensation committee reviewed salary information from several other seismic industry companies in this regard.

Annual Performance Bonuses

In December 2012, management recommended to the Board of Directors a comprehensive, company-wide cash bonus compensation plan (the “2013 Bonus Plan”) for all employees for fiscal year 2013. The Board of Directors adopted the 2013 Bonus Plan following discussion at the same meeting. The 2013 Bonus Plan, which follows the same principles, goals and criteria as in the bonus plan previously established for fiscal years 2010, 2011, and 2012, set forth various targets and criteria for the Company’s operating performance and established a cash bonus, assessed on an individual basis, for employees of the Company. The financial targets were designed to provide incentives for the employees to work as a team to improve our financial results.

Under the 2013 Bonus Plan, every employee of the Company is eligible to participate in Tier I of the Bonus Plan, except for employees in the Russian Federation who participate in a local plan. Under Tier I, employees share proportionally in the Company’s profits based on each employee’s relative payroll. The Tier I bonus pool is established by accruing 16.7% of consolidated pretax profits (before bonus) above a specified range. Various management teams, including the named executive officers, and selected key employees are eligible to participate in Tier II of the 2013 Bonus Plan, which applies after Tier I is fully funded. The Tier II bonus pool is established by accruing 16.7% of consolidated pretax profits (before bonus) within a specified range above Tier I. Under Tier II, certain participants share in the bonus pool depending on the satisfaction of predefined goals by their respective working groups. None of the named executive officers were required to satisfy predefined goals under the 2013 Bonus Plan. Tier I bonuses are paid if the Company reaches a predetermined pretax profit (before bonus) level. Tier II is based on attaining a predetermined consolidated pretax profits (before bonus) level as well as, in most cases (but not in the case of our named executive officers), specific performance criteria of the group eligible for the bonus. The predetermined pretax profits (before bonus) levels as well as the specific performance criteria are re-evaluated annually. The groups eligible for Tier II bonuses in one year are not necessarily eligible the following year. The eligible groups are selected based on management’s goals for improvement across the Company.

Our named executive officers were not required to achieve individual performance targets in order to earn their respective annual cash incentive payments under the 2013 Bonus Plan. However, the consolidated pretax profits (before bonus) of the Company must reach a predetermined threshold before Tier I or Tier II bonus payments will be made. The difficulty of attaining the performance criteria fluctuates in response to the Company’s industry, market and overall performance. While each of Messrs. Owens, Sheen, McEntire, Wheeler and Adams has the ability to influence the Company’s financial performance, none of them can ensure that the Company’s performance will rise to the level of satisfying the Tier I or Tier II thresholds. During fiscal year 2013, the predetermined thresholds for Tier I and Tier II were both met.

At the annual stockholders meeting held on February 23, 2009, the Company’s stockholders approved the OYO Geospace Corporation Executive Officer Annual Bonus Plan (the “Executive Officer Annual Bonus Plan”). Only executive employees who are or may become “covered employees” of the Company, as defined in Section 162(m) of the Code are eligible participants. Thus, only Messrs. Owens, Sheen, Wheeler and Adams are eligible to participate in the Executive Officer Annual Bonus Plan. The performance goal necessary for the payment of bonuses under the Executive Officer Annual Bonus Plan is the achievement of positive return on stockholder equity, as reported in the Company’s year-end or, if applicable, quarterly earnings release. The compensation committee may, in its discretion, add additional terms or conditions to the receipt of a bonus under the Executive Officer Annual Bonus Plan so long as such additional terms and conditions do not contradict the terms of the Executive Officer Annual Bonus Plan. Thus, if the performance criteria of positive return on stockholder equity is not satisfied, the compensation committee will not award bonuses under the Executive Officer Annual Bonus Plan. In no event may a bonus paid pursuant to the Executive Officer Annual Bonus Plan to any participant for any fiscal year be in excess of $1.0 million. The ability to achieve the performance criteria required under the Executive Officer Annual Bonus Plan is analogous to the challenge presented by the 2013 Bonus Plan criteria: the difficulty of attaining the performance criteria fluctuates in response to the Company’s industry, market and overall performance. While the actions and individual job performance of each of Messrs. Owens, Sheen, Wheeler and Adams may influence the Company’s financial performance, none of them can ensure that the Company’s performance will result in a positive return on stockholder equity.

Long-Term Stock-Based Compensation

We also believe that long-term incentive compensation is an important component of the Company’s compensation program and that the value of this compensation should be directly related to increases in stockholder value. Therefore, in addition to base salaries and annual performance bonuses, the executive officers have historically participated in the 1997 Key Employee Stock Option Plan, as amended, which allowed the Company to grant long-term incentive compensation to its executive officers in the form of stock options and restricted stock awards. These options and restricted stock awards typically vest 25% per year over four years and are therefore intended to compensate executive officers for long-term appreciation in the market value of our Common Stock.

In fiscal year 2013, Messrs. Owens, Sheen and McEntire exercised stock options granted in 2008 having an exercise price of $8.78 (as adjusted for the October 2012 stock split), which were scheduled to expire in 2018. Mr. Adams exercised stock options granted in 2003 having an exercise price of $4.33 (as adjusted for the October 2012 stock split), which were scheduled to expire in 2013.

Historically, stock option grants were determined based on an individual’s annual compensation and their contribution to the company. The compensation committee independently sets and recommends stock option grants for Messrs. Owens, Sheen, McEntire, Wheeler and Adams (the senior executive officers) to the full Board for approval. The proposed stock option grants for non-executives and for other executive officers are presented by the Chairman of the Board, President and Chief Executive Officer and approved by the Board of Directors upon the recommendation of the compensation committee. Messrs. Owens and Sheen abstain from voting with respect to their own compensation and option grants. In fiscal year 2013, no stock options were awarded to the Company’s senior executive officers.

Relative Size of Major Compensation Elements

The combination of base salary, annual non-equity incentive awards and equity incentive awards comprise total direct compensation. In setting named executive officer compensation, the compensation committee considers the aggregate compensation payable to the executive officer and the form of the compensation. The compensation committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives.

Timing of Compensation Decisions

On December 8, 2011, the compensation committee approved an increase in base salary of 10% for each of the Chairman of the Board, President and Chief Executive Officer, the Senior Vice President and Chief Technical Officer, and the Chief Financial Officer, effective January 1, 2012. This increase was determined by the compensation committee to be appropriate in order to retain Messrs. Owens, Sheen and McEntire following the compensation committee’s evaluation of peer company data and in light of, among other things, the record performance of the Company during fiscal year 2011 and the period of time that had elapsed since the last adjustment to executive compensation, which had occurred at the end of fiscal year 2008.

Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees. Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, life insurance and accidental death and disability. Each employee receives life insurance equal to the employee’s annual salary with a maximum payout of $100,000 and accidental death and dismemberment coverage.

We maintain a defined contribution retirement plan that is intended to qualify under Section 401(k) of the Code. The plan covers all full-time employees who meet age and service requirements. The plan provides for pre-tax, elective employee contributions with a matching contribution from us at 50% of employee contributions, up to a maximum of 3% of the employee’s annual salary.

We offer vacation time determined by years of service. As of September 30, 2013, Mr. Owens had accrued 314 hours of vacation; Mr. Sheen had accrued 314 hours of vacation; Mr. McEntire had accrued 174 hours of vacation; Mr. Wheeler had accrued 314 hours of vacation; and Mr. Adams had accrued 267 hours of vacation. Employees, including executive officers, may roll over up to 160 hours of unused vacation time to subsequent years.

Perquisites

As described above, we maintain life insurance policies on each named executive officer for the benefit of such executive’s family members. The maximum payout under each of these policies is $100,000. We also maintain key man life insurance policies on each senior executive officer exclusively for the benefit of the Company. Additionally, the Company provides promotional shirts, hats and Company logo golf balls to employees for use at Company-sponsored events and exhibitions. The Company may, during years when the Company is meeting its financial goals, reimburse the executive officers for the travel expenses of each executive’s spouse to attend certain annual geophysical conferences in North America and Europe.

Impact of Accounting and Tax Treatment

A standard issued by the Financial Accounting Standards Board requires a public company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The equity awards we grant are structured to comply with the requirements of the standard to maintain the appropriate equity accounting treatment.

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation paid to the chief executive officer and the four other most highly compensated executive officers (excluding the chief financial officer) that may be deducted by us in our U.S. tax return in any year unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. The compensation committee believes the compensation earned in excess of this amount by Messrs. Owens, Sheen, Wheeler and Adams, including compensation attributable to the exercise of stock options, will not result in a material loss of tax deductions to the Company.

Section 409A of the Code, as amended (“Section 409A”), provides that deferrals of compensation under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We intend to structure any deferred compensation items to be in compliance with Section 409A.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for services rendered during the fiscal years ended September 30, 2011, 2012 and 2013, respectively, to each of our named executive officers:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gary D. Owens, Chairman of the Board, President and CEO	2011	275,000	—	—	219,067	—	7,228	501,295
	2012	302,500	—	—	272,192	—	7,332	582,024
	2013	302,500	—	—	285,954	—	6,859	595,313

Michael J. Sheen, Senior Vice President and Chief Technical Officer	2011	247,500	—	—	217,159	—	7,197	471,856
	2012	272,250	—	—	269,942	—	3,379	545,571
	2013	272,250	—	—	283,704	—	6,878	562,832

Thomas T. McEntire, Vice President, Chief Financial Officer and Secretary	2011	220,000	—	—	215,253	—	6,897	442,150
	2012	242,000	—	—	267,753	—	7,146	516,899
	2013	242,000	—	—	281,516	—	7,045	530,561

Walter R. Wheeler, Executive Vice President and Chief Operating Officer	2012	175,000	—	—	162,781	—	5,377	343,158

	2013	175,000	—	—	164,075	—	5,202	344,277

Robbin B. Adams, Executive Vice President and Chief Project Engineer	2012	160,000	—	—	148,616	—	2,563	311,179
	2013	160,000	—	—	163,110	—	4,802	327,912

(1)	Except for discretionary bonus amounts, amounts are reported as “Non-Equity Incentive Plan Compensation” since these cash amounts were awarded by the compensation committee under the 2011 Bonus Plan, the 2012 Bonus Plan, the 2013 Bonus Plan and the Executive Officer Annual Bonus Plan, as applicable. The awards under the 2013 Bonus Plan are discussed in further detail below in connection with the 2013 Grant of Plan-Based Awards Table.
(2)	As required by SEC rules, amounts in this column represent the aggregate grant date value of stock-based compensation expense as required by FASB ASC Topic 718 Stock Based Compensation. Grant date fair value is estimated using the Black-Scholes option pricing model and represents the aggregate expense that the Company will recognize with respect to such option grant over the four year vesting period. The actual value, if any, a recipient may realize will depend on the excess of our stock price over the exercise price on the date the options are exercised.
(3)

The values listed for fiscal year 2011 were awarded under the 2011 Bonus Plan, but not paid until fiscal year 2012. The 2011 Bonus Plan was designed with a two tier structure. The Tier I pool, which is allocated among all employees based upon relative payroll amounts, was capped at $1,700,000. Tier I pool was funded by an accrual of 14.5% of any pretax profits in excess of the minimum predetermined threshold (5% return on stockholder equity). The Tier II pool was capped at $1,775,000, funding at 14.5% of any pretax profits in excess of the minimum predetermined threshold. In May 2011, the Board of Directors approved a 10% increase to the Tier I and Tier II bonus pools and, subsequently in August 2011, an additional 7% increase to the bonus pools was approved. The Board determined that these adjustments to the bonus pools were appropriate to reward the Company’s employees, including the named executive officers and other members of management, for the record revenues earned by the Company during the prior fiscal quarter and to provide an incentive to increase and improve revenues even further as the fiscal year continued. After the May 2011 adjustment, the Tier I bonus pool was capped at $1,870,000 and the Tier II bonus pool was capped at $1,952,500. After the August 2011 adjustment, the Tier I bonus pool was capped at $2,040,000 and the Tier II bonus pool was capped at $2,130,000. The minimum predetermined threshold was satisfied for fiscal year 2011. Both the Tier I bonus pool and the Tier II bonus pool were fully funded.

The values listed for fiscal year 2012 were awarded under the 2012 Bonus Plan, but not paid until fiscal year 2013. The 2012 Bonus Plan was designed with a two tier structure. The Tier I pool, which is allocated among all employees based upon relative payroll amounts, was capped at $2,250,000. Tier I pool was funded by an accrual of 15.3% of any pretax profits in excess of the minimum predetermined threshold (5% return on stockholder equity). The Tier II pool was capped at $2,530,000, funding at 15.3% of any pretax profits in excess of the minimum predetermined threshold. In May 2012, the Board of Directors approved a 20% increase to the Tier I and Tier II bonus pools. The Board determined that this adjustment to the bonus pools were appropriate to reward the Company’s employees, including the named executive officers and other members of management, for the record revenues earned by the Company during the prior fiscal quarter and to provide an incentive to increase and improve revenues even further as the fiscal year continued. After the May 2012 adjustment, the Tier I bonus pool was capped at $2,700,000 and the Tier II bonus pool was capped at $3,036,000. The minimum predetermined threshold was satisfied for fiscal year 2012. Both the Tier I bonus pool and the Tier II bonus pool were fully funded.

The values listed for fiscal year 2013 were awarded under the 2013 Bonus Plan, but not paid until fiscal year 2014. The 2013 Bonus Plan was designed with a two tier structure. The Tier I pool, which is allocated among all employees based upon relative payroll amounts, was capped at $3,050,000. Tier I pool was funded by an accrual of 16.7% of any pretax profits in excess of the minimum predetermined threshold (5% return on stockholder equity). The Tier II pool was capped at $3,450,000, funding at 16.7% of any pretax profits in excess of the minimum predetermined threshold. The minimum predetermined threshold was satisfied for fiscal year 2013. Both the Tier I bonus pool and the Tier II bonus pool were fully funded.

Additionally, on February 23, 2009, the Company’s stockholders approved the Executive Officer Annual Bonus Plan. Only Messrs. Owens, Sheen, Wheeler and Adams are eligible to participate in the Executive Officer Annual Bonus Plan. The terms of the Executive Officer Annual Bonus Plan establish a performance goal that return on stockholder equity must be positive to permit distribution of bonuses under the Executive Officer Annual Bonus Plan. If the positive return on stockholder equity goal is not met for any given year, no bonuses will be paid to our executive officers under the Executive Officer Annual Bonus Plan for the applicable year. This performance goal was met in fiscal year 2011 and 2012. However, the Executive Officer Annual Bonus Plan gives the compensation committee the discretion to add additional terms or conditions to the receipt of a bonus under the Executive Officer Annual Bonus Plan so long as such additional terms and conditions do not contradict the terms of the Executive Officer Annual Bonus Plan. The compensation committee declined to award any amounts to Messrs. Owens, Sheen, Wheeler and Adams under the Executive Officer Annual Bonus Plan due to the significant amount awarded to the executive officers under the 2011, 2012 and 2013 Bonus Plan.

PROPOSAL IV: APPROVAL OF 2014 LONG-TERM INCENTIVE PLAN

At the Annual Meeting, the stockholders will be asked to approve the adoption of our 2014 Long-Term Incentive Plan (the “2014 Plan”), a copy of which is attached hereto as Appendix A. The 2014 Plan is a broad-based incentive plan that provides for the granting of awards to our employees, our non-employee directors and consultants.

The 2014 Plan is intended to replace our 1997 Key Employee Stock Option Plan, as amended (the “1997 Plan”). The 2014 Plan is consistent in substance with the 1997 Plan, but with several key updates, including:

•

provisions allowing grants of restricted stock unit awards (“Restricted Stock Unit Awards” or RSU Awards”) and Performance Awards, including performance stock unit awards (“PSU Awards”) and performance stock awards (“Performance Stock Awards”) as award options;

•	provisions for performance goals that that may be utilized in connection with Performance Awards;

•	features providing for the ability to make awards to directors and consultants;

•	guidelines relating to applicable tax matters, including withholding, Section 162(m) and Section 409A (defined below);

•	updated provisions relating to award exercise methods and tax withholding;

•

provisions providing for accelerated vesting of stock options, stock appreciation rights, restricted stock awards and Performance Stock Awards upon the occurrence of a change of control (as defined below);

•

provisions relating to recoupment of compensation awarded to executives in the event we are required to prepare certain accounting restatements and pursuant to any of our policies established (now or in the future) in compliance with SEC rules regarding Section 954 of the Dodd-Frank Act (defined below).

The 2014 Plan is proposed to enable us to attract highly qualified directors, employees, and consultants and to encourage successful administration and management by those individuals whose contributions are of importance to the Company. The 2014 Plan accomplishes this through Common Stock ownership, intended to strengthen concern for our corporate welfare, which should in turn enhance our profitable growth. Accordingly, the 2014 Plan provides for the following types of grants (collectively referred to as “Awards”):

•

discretionary grants to our (or our affiliates’) employees, consultants, and directors of (a) stock options that do not constitute Incentive Stock Options (“Nonqualified Stock Options”), (b) stock appreciation rights (“Stock Appreciation Rights”), (c) shares of Common Stock that are subject to restrictions on disposition and forfeiture to us under certain circumstances (“Restricted Stock Awards”), (d) shares of Common Stock that may be earned based on the satisfaction of various performance measures (“Performance Stock Awards”), (e) shares of Common Stock, cash payments, or a combination thereof that may be earned based on the satisfaction of various performance measures (“Performance Stock Unit Awards”), and (f) RSU Awards; and

•

discretionary grants to our employees or the employees of our subsidiary corporations of stock options that constitute incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”) (“Incentive Stock Options”).

Our Board of Directors (the “Board”) adopted the 2014 Plan on December 11, 2013, subject to stockholder approval at the Annual Meeting. If the 2014 Plan is not approved by our stockholders at the Annual Meeting, then no awards will be granted under the 2014 Plan. If the 2014 Plan is approved by our stockholders at the Annual Meeting, pursuant to an amendment to the 1997 Plan approved by the Board on December 11, 2013, we will not issue any new awards under the 1997 Plan on or after the date of such stockholder approval, provided that the 1997 Plan and the applicable award agreements will continue to govern any outstanding awards previously issued under the 1997 Plan. The 1997 Plan is our only other existing compensatory plan under which equity awards relating to shares of Common Stock can currently be granted. As of December 11, 2013, the aggregate number of shares of Common Stock that remain available to be issued under the 1997 Plan is 350 shares.

No awards have been made under the 2014 Plan, and because the benefits under the 2014 Plan are determined by the price of the Common Stock at the time of grant and exercise, the amount of any benefits cannot be determined at this time.

Reasons the Board Recommends Voting For Approval of the 2014 Plan

The Board believes that encouraging our employees, directors and consultants to own shares of our Common Stock fosters broad alignment between the interests of employees, directors and consultants and the interests of our stockholders. The Board also believes that the 2014 Plan will help us to attract, motivate and retain talented, qualified employees, directors and consultants.

Matters Considered by the Board

In determining whether to adopt the 2014 Plan (including the number of shares issuable thereunder) and to recommend it to our stockholders for approval, in addition to the reasons noted above, the Board considered a stockholder cost analysis and burn rate analysis prepared by an independent third party consultant (the “Plan Consultant”). The Plan Consultant’s analysis includes an estimate that the stockholder cost percentage resulting from the implementation of the 2014 Plan could be 9.83%, which is below the 10% dilutive impact threshold noted by the Plan Consultant. The stockholder cost percentage was computed by the Plan Consultant as the estimated cost of the 2014 Plan to stockholders expressed as a percentage of our estimated total market value. The Plan Consultant’s analysis indicated that our average burn rate over the 2013, 2012 and 2011 fiscal years was 0.95% (calculated utilizing the Plan Consultant’s internal burn rate formula) as compared to an industry burn rate threshold of 4.57%. The average burn rate over the three fiscal years was calculated by the Plan Consultant as the average of the number of shares underlying awards granted in each such fiscal year divided by the weighted average common shares outstanding for that fiscal year.

Potential Impacts of Approval of the 2014 Plan by the Stockholders

The Board believes that adopting the 2014 Plan is in the best interest of the stockholders as the Board believes that granting equity-based compensation will incentivize our employees, directors and consultants to work to achieve stock price appreciation and will better enable us to attract and retain talented, qualified employees and consultants. Implementing the 2014 Plan would dilute the interests of stockholders as the number of shares outstanding would increase as a result of the implementation of the 2014 Plan. While it is not possible to predict with precision the dilutive effect that the approval of the 2014 Plan may have on our stockholders, as noted above, the Plan Consultant’s analysis indicates that the stockholder cost percentage is estimated to be 9.83%.

Below is a summary of the terms of the 2014 Plan that is qualified in its entirety by reference to the full text of the 2014 Plan which is attached to this Proxy Statement as Appendix A.

Administration

The 2014 Plan will be administered by a committee (for purposes of this Proposal IV, the “Committee”). In the case of Awards to our non-employee directors, the Board is the Committee. In the case of a Performance Award granted to a Covered Employee that is intended to qualify as performance based compensation under Section 162(m), our Section 162(m) subcommittee of our Compensation Committee is the Committee. In the case of all other Awards granted under the 2014 Plan (other than awards granted by our Chief Executive Officer), the Compensation Committee of our Board is the Committee. Our Chief Executive Officer is authorized to grant Awards under the 2014 Plan (other than Performance Awards) as inducements to hire prospective employees who will neither be (1) officers of us or any of our affiliates nor (2) subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). Also, on an annual basis the Compensation Committee of our Board may delegate to our Chief Executive Officer the ability to grant Awards under the 2014 Plan (other than Performance Awards) to eligible persons who are neither (1) officers of us or any of our affiliates nor (2) subject to Section 16 of the Exchange Act. The members of our Section 162(m) subcommittee are both (1) “non-employee directors” as defined in Rule 16b-3 of the Exchange Act and (2) “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Our Section 162(m) subcommittee is composed of at least two members.

The Committee will have full authority, subject to the terms of the 2014 Plan, to establish rules and regulations for the proper administration of the 2014 Plan, to select the employees, directors and consultants to whom awards are granted, and to set the dates of grants, the types of awards that shall be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual’s duties and present and potential contributions to our success and such other factors as the Committee in its discretion shall deem relevant. The Committee may also correct any defect or supply any omission or reconcile any inconsistency in the 2014 Plan or in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect.

Number of Shares Subject to the 2014 Plan and Award Limits

The aggregate maximum number of shares of Common Stock that may be issued under the 2014 Plan will be 1,500,000 shares (the “Plan Share Limit”). The number of shares of Common Stock that are the subject of awards under the 2014 Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the 2014 Plan. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares will be treated as shares that have been issued under the 2014 Plan and will not again be available for issuance under the 2014 Plan. If shares of Common Stock are tendered in payment of an option price of a stock option or the exercise price of a SAR, those shares will not be available for issuance under the 2014 Plan. Notwithstanding any other provision of the Plan, upon exercise of a SAR, whether in cash or shares of Stock, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised.

The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the 2014 Plan is 1,500,000 shares. The maximum aggregate number of shares of Common Stock that may be subject to stock options granted in any one calendar year to any one employee is 375,000 shares, determined as of the dates of grant. The maximum aggregate number of shares of Common Stock that may be granted pursuant to Stock Appreciation Rights granted in any one calendar year to any one employee is 375,000 shares, determined as of the dates of grant. The maximum aggregate grant with respect to Performance Awards made in any one calendar year to any one employee that are payable in shares of Common Stock is 22,000 shares of Common Stock, determined as of the date of grant. The maximum aggregate amount awarded or credited with respect to Performance Awards to any one employee in any one calendar year that are payable in cash may not exceed $2,000,000 in value, determined as of the date of grant.

The limitations described above may be adjusted upon a subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend on Common Stock, or other increase or reduction in the number of shares of Common Stock outstanding without receipt of consideration by the Company.

Eligibility

All of our (and our affiliates’) employees, directors and consultants are eligible to participate in the 2014 Plan. The selection of those employees, directors and consultants, from among those eligible, who will receive

Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Performance Stock Awards, Stock Appreciation Rights, PSU Awards or RSU Awards or any combination thereof is within the discretion of the Committee. However, Incentive Stock Options may be granted only to our employees and employees of our subsidiary corporations. We currently have five non-employee directors, five executive officers and approximately 60 other employees that would be eligible to participate in the 2014 Plan.

Term of 2014 Plan

The 2014 Plan will be effective as of January 1, 2014. We will not issue any new awards under our 1997 Plan on or after the date of such stockholder approval. No further awards may be granted under the 2014 Plan after January 1, 2024, and the 2014 Plan will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the 2014 Plan at any time with respect to any shares of Common Stock for which awards have not yet been granted.

Stock Options

a. Term of Option. The term of each option will be as specified by the Committee at the date of grant but shall not be exercisable more than ten years after the date of grant. The effect of the termination of a participant’s employment, consulting relationship, or membership on the Board will be specified in the option agreement that evidences each stock option grant.

b. Option Price. The option price will be determined by the Committee and may not be less than the fair market value of a share of Common Stock on the date that the stock option is granted.

c. Repricing Restrictions. Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of our stockholders, amend any outstanding stock option agreement that evidences a stock option grant to lower the option price (or cancel and replace any outstanding stock option agreement with a stock option agreement having a lower option price). In addition, the Committee may not lower the option price (or cancel and replace any outstanding stock option agreement with a stock option agreement having a lower option price) to the extent that doing so would subject the holder to additional taxes under Section 409A.

d. Special Rules for Certain Stockholders. If an Incentive Stock Option is granted to an employee who then owns, directly or by attribution under the Code, stock constituting more than 10% of the total combined voting power of all classes our stock or the stock of a subsidiary of ours, then the term of the stock option may not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the stock option is granted.

e. Size of Grant. Subject to the limitations described above under the section “Number of Shares Subject to the 2014 Plan and Award Limits,” the number of shares for which a stock option is granted to an employee, director or consultant will be determined by the Committee.

f. Status of Stock Options. The status of each stock option granted to an employee as either an Incentive Stock Option or a Nonqualified Stock Option will be designated by the Committee at the time of grant. Unless a stock option is specifically characterized by the Committee as an Incentive Stock Option it will be a Nonqualified Stock Option. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the stock options with respect to the excess shares will be Nonqualified Stock Options. All stock options granted to any non-employee directors and consultants will be Nonqualified Stock Options.

g. Payment. The option price upon exercise may be paid by a participant in any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the option price under the stock option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or one of our executive officers) or (c) any other form of payment which is acceptable to the Committee.

h. Stock Option Agreement. All stock options will be evidenced by a written agreement containing provisions consistent with the 2014 Plan and such other provisions as the Committee deems appropriate. The terms and conditions of the respective stock option agreements need not be identical. The Committee may, with the consent of the participant, amend any outstanding stock option agreement in any manner not inconsistent with the provisions of the 2014 Plan, including amendments that accelerate the exercisability of the stock option.

Stock Appreciation Rights

a. Term of Stock Appreciation Right. The term of each Stock Appreciation Right will be as specified by the Committee at the date of grant but shall not be exercisable more than ten years after the date of grant.

b. Stock Appreciation Rights Agreement. All Stock Appreciation Rights will be evidenced by a written agreement containing provisions consistent with the provisions of the 2014 Plan and such other provisions as the Committee deems appropriate. The terms and conditions of the respective Stock Appreciation Rights agreements need not be identical. The Committee may, with the consent of the participant, amend an outstanding Stock Appreciation Right agreement in any manner that is not inconsistent with the provisions of the 2014 Plan, including amendments that accelerate the time at which the Stock Appreciation Right may be exercisable. Unless otherwise provided in a Stock Appreciation Rights agreement, upon the exercise of a Stock Appreciation Right, a holder will be entitled to receive payment from us in an amount determined by multiplying (i) the difference between the value of a share of Common Stock on the date of exercise over the grant price by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. The per share grant price for a Stock Appreciation Right will be established the date of grant of the Stock Appreciation Right. At the discretion of the Committee, the payment made to a holder upon the exercise of a Stock Appreciation Right may be in cash, in shares of Common Stock or in some combination of cash and Common Stock.

c. Repricing Restrictions. Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of our stockholders, amend any outstanding Stock Appreciation Right agreement to lower the Stock Appreciation Right grant price (or cancel and replace any outstanding Stock Appreciation Right with Stock Appreciation Rights agreements having a lower Stock Appreciation Right grant price). In addition, the Committee may not lower the Stock Appreciation Right grant price (or cancel and replace any outstanding Stock Appreciation Right with Stock Appreciation Rights agreements having a lower Stock Appreciation Right grant price) to the extent that doing so would subject the holder to additional taxes under Section 409A.

Restricted Stock Awards

a. Transfer Restrictions and Forfeiture Obligations. Pursuant to a Restricted Stock Award, shares of Common Stock will be issued or delivered to the employee, director or consultant at the time the award is made without any payment to us (other than for any payment amount determined by the Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to us as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Committee, (ii) the continued employment or service with us or our affiliates for a specified period or (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion. Upon the issuance of shares of Common Stock pursuant to a Restricted Stock Award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive all dividends paid with respect to such shares, which dividends will accrue and be paid when the forfeiture restrictions applicable to the Restricted Stock Award have lapsed. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including rules pertaining to the effect of the termination of employment or service as a director or consultant of a recipient of a Restricted Stock Award (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

b. Accelerated Vesting. The Committee may, in its discretion, fully vest (i.e., cause the lapse of forfeiture restrictions with respect to) any outstanding Restricted Stock Award as of a date determined by the Committee.

c. Other Terms and Conditions. The Committee may establish other terms and conditions for the issuance of Restricted Stock Awards under the 2014 Plan.

Performance Awards

a. Grant of Performance Awards. The Committee, at any time, may grant Performance Awards under the 2014 Plan to eligible persons in such amounts and upon such terms as the Committee may determine. A Performance Award will be either a Performance Stock Award or a PSU Award. The amount of, the vesting and the transferability restrictions applicable to any Performance Award will generally be based upon the attainment of performance goals as the Committee may determine. The performance period for any Performance Award will not be less than one year.

As noted above, all of our (and our affiliates’) employees are eligible to receive grants of Performance Awards. The maximum aggregate grant with respect to Performance Awards made in any one calendar year to any one employee that are payable in shares of Common Stock is 22,000 shares of Common Stock, determined as of the date of grant. The maximum aggregate amount awarded or credited with respect to Performance Awards to any one employee in any one calendar year that are payable in cash may not exceed $2,000,000 in value, determined as of the date of grant.

b. Performance Goals. The 2014 Plan provides that a performance goal must be objective so that a third party having knowledge of the relevant facts could determine whether the goal is met. A performance goal may be based on one or more business criteria that apply to the holder, one or more of our business units, or us as a whole, with reference to one or more of the following: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), earnings or adjusted earnings before or after interest, taxes, depletion, depreciation or amortization, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, shareholder value, net cash flow, operating income, earnings before or after interest, taxes, depreciation, depletion and amortization, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, reserve additions or revisions, production volumes or safety results. Goals may also be based on performance relative to a peer group of companies. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance goals may be determined by including or excluding, in the Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, or other applicable accounting rules, or consistent with our accounting policies and practices in effect on the date the performance goal is established. In interpreting 2014 Plan provisions applicable to performance goals and performance awards, it is intended that the 2014 Plan conform with the standards of Section 162(m).

c. Performance Award Agreement. Each Performance Award will be evidenced by an agreement that contains any vesting or transferability restrictions, performance goals, payment provisions and other provisions not inconsistent with the 2014 Plan as the Committee may specify. The terms and provisions of the respective Performance Award agreements need not be identical.

d. Time of Establishment of Performance Goals. With respect to a covered employee (as defined in Section 162(m)), a performance goal for a particular Performance Award must be established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the performance goal relates or (ii) the lapse of 25% of the period of service, and in any event while the outcome is substantially uncertain.

e. Payment. Payment under a PSU Award may be made in cash or shares of Common Stock, as specified in the holder’s award agreement. Payment under a Performance Stock Award will be made in shares of Common Stock. Unless a Performance Award is structured as a current transfer of shares of Common Stock subject to a risk of forfeiture in the event performance goals are not achieved, a holder’s payment under a Performance Award will be made at the time specified in the applicable award agreement. The award agreement will specify that any payment will be made (i) by a date that is no later than the date that is two and one-half months after the end of the calendar year in which the Performance Award payment is no longer subject to a substantial risk of forfeiture or (ii) at a time that is permissible under Section 409A.

The amount of compensation payable under a Performance Award may not be increased. If the time at which a Performance Award will vest or be paid is accelerated for any reason, the number of shares of Common Stock subject to, or the amount payable under, the Performance Award will be reduced pursuant to Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

f. Dividends and Dividend Equivalents. Holders of Performance Awards will not be entitled to the payment of dividend equivalents under the award, unless the payment of dividend equivalents will be subject to the same performance conditions as apply to the Performance Award. In the case of a Performance Award that is payable in shares of Common Stock, if the holder becomes entitled to the payment of dividends paid in shares of Common Stock with respect to the Performance Award, these dividends will be added to the Performance Award and will be subject to the satisfaction of the same performance conditions as apply to the underlying Performance Award.

Restricted Stock Unit Awards

a. RSU Awards. An RSU Award will be similar in nature to a Restricted Stock Award except that no shares of Common Stock or cash will be transferred to the holder of the award until the applicable vesting restrictions lapse or performance conditions have been satisfied. The amount of, and the vesting and the transferability restrictions applicable to, any RSU Award will be determined by the Committee in its sole discretion. The Committee will maintain a bookkeeping ledger account that reflects the number of restricted stock units credited under the 2014 Plan for the benefit of a holder.

b. RSU Award Agreement. Each RSU Award will be evidenced by an award agreement that contains any substantial risk of forfeiture (within the meaning of Section 409A), vesting and transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the 2014 Plan as the Committee may specify. An RSU Award agreement may provide for the payment of dividend equivalents.

c. Form of Payment Under RSU Award. Payment under an RSU Award will be made in cash or shares of Common Stock as specified in the applicable award agreement.

d. Time of Payment Under RSU Award. Payment to a holder under an RSU Award shall be made at the time specified in the applicable award agreement. The award agreement will specify that the payment will be made (i) by a date that is no later than the date that is two and one-half months after the end of the fiscal year in which the RSU Award payment is no longer subject to a substantial risk of forfeiture or (ii) at a time that is permissible under Section 409A.

Corporate Change and Other Adjustments

The 2014 Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee generally may accelerate the vesting of stock options and Stock Appreciation Rights, cancel stock options and Stock Appreciation Rights and cause us to make payments in respect thereof in cash, or adjust the outstanding stock options and Stock Appreciation Rights as appropriate to reflect such Corporate Change (including, subject to certain conditions, having some or all of the then outstanding stock options and Stock Appreciation Rights (whether vested or unvested) assumed or having a new award of a similar nature substituted for some or all of their then outstanding stock options and Stock Appreciation Rights under the 2014 Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change). The 2014 Plan provides that a Corporate Change occurs if (i) we are not the surviving entity in any merger or consolidation or other reorganization (or we survive only as a subsidiary of an entity other than an entity that was directly or indirectly wholly-owned by us immediately prior to such merger, consolidation or other reorganization), (ii) we sell, lease or exchange all or substantially all of our assets to any other person (other than an entity that is directly or indirectly wholly owned by us), (iii) we are to be dissolved, (iv) any person or group acquires or gains ownership or control of more than 50% of the outstanding shares of our voting stock, (v) as a result of a contested election of directors, the persons who were our directors before the election cease to constitute a majority of our Board or (vi) we are party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (i), (ii), (iii), (iv) or (v). With respect to awards under the 2014 Plan other than stock options and Stock Appreciation Rights, upon changes in our capitalization the Committee generally may make appropriate adjustments to the awards.

The maximum number of shares that may be issued under the 2014 Plan and the maximum number of shares that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of Common Stock or other consideration subject to an award under the 2014 Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an award is granted.

Accelerated Vesting of Stock Options, Stock Appreciation Rights and Restricted Stock Awards Upon the Occurrence of a Change of Control

Under the 2014 Plan, in the event of an occurrence of a Change of Control of the Company (except to the extent expressly provided otherwise in the applicable award agreement) all then outstanding stock options, Stock Appreciation Rights and Restricted Stock Awards granted under the 2014 Plan shall become fully vested, and exercisable and all substantial risk of forfeiture restrictions applicable thereto shall lapse. The effect, if any, of a Change of Control of the Company upon any other Award granted under the 2014 Plan shall be determined in accordance with the terms of the applicable Award Agreement issued by the Committee that are applicable to the Award.

For purposes of the 2014 Plan, a “Change of Control” generally means the occurrence of one of the following events:

(a) the consummation of a merger or consolidation of the Company with another person and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation will be issued in respect of the capital stock of the Company,

(b) we sell substantially all of our assets to any other person,

(c) we are to be dissolved and liquidated,

(d) any person, or a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including the power to vote) of more than thirty percent (30%) of the outstanding shares of our voting stock (based upon voting power), or

(e) individuals who are Incumbent Directors cease for any reason to constitute a majority of our Board.

For purposes of the definition of a “Change of Control” the term “Incumbent Directors” means (1) a member of the Board on the effective date of the 2014 Plan; or (2) an individual: (a) who becomes a member of the Board after the effective date of the 2014 Plan, (b) whose appointment or election by the Board or nomination for election by the Company’s stockholders is approved or recommended by a vote of at least two thirds of the then surviving Incumbent Directors, and (c) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.

Notwithstanding the foregoing, (1) a “Change of Control” shall not include clause (a) above or any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction involving solely the Company and one or more persons that were wholly owned, directly or indirectly, by the Company immediately prior to such event and (2) with respect to RSU Awards, PSU Awards and any Award that is intended to comply with (rather than be exempt from) the requirements of Section 409A, an event listed above shall not constitute a “Change of Control” unless the event is a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Department of Treasury Regulations.

Transferability

An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or such employee’s guardian or legal representative. All other awards under the 2014 Plan are not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Committee.

Amendments

The Board may from time to time amend the 2014 Plan; however, any change that would impair the rights of a participant with respect to an award previously granted will require the participant’s consent. Further, without the prior approval of our stockholders, the Board may not amend the 2014 Plan to change the class of eligible individuals, increase the number of shares of Common Stock that may be issued under the 2014 Plan, or amend or delete the provisions of the 2014 Plan that prevent the Committee from amending any outstanding stock option or Stock Appreciation Right agreement to lower the option price or Stock Appreciation Right grant price (or cancel and replace any outstanding option agreement with a stock option agreement having a lower stock option price or cancel and replace any outstanding Stock Appreciation Right agreement with a Stock Appreciation Right agreement having a lower grant price).

Recoupments in Restatement Situations

If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws, a recipient of an award under the 2014 Plan who was or is then one of our executive officers will forfeit and must repay to us any compensation awarded to him under the 2014 Plan to the extent specified in any of our recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the SEC under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

Federal Income Tax Aspects of the 2014 Plan

The following discussion summarizes certain material U.S. Federal income tax consequences to us and U.S. holders with respect to the acquisition, ownership, exercise or disposition of awards which may be granted under the 2014 Plan. The discussion is based upon the provisions of the Code and the regulations and rulings promulgated thereunder, all of which are subject to change (possibly with retroactive effect) or different interpretations. Certain Awards (such as RSUs and PSUs) that may be granted pursuant to the 2014 Plan could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and guidance promulgated thereunder. If we do grant such Awards we anticipate they will likely be designed to comply with those restrictions and to avoid the additional taxes imposed by Section 409A. This summary reflects generally contemplated consequences and does not purport to deal with all aspect of U.S. Federal income taxation that may be relevant to an individual award holder’s situation, nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Incentive Stock Options. Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the participant upon the grant or the exercise of an Incentive Stock Option if the participant does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the stock option was granted or within the one-year period beginning on the date the stock option was exercised (collectively, the “holding period”). In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the stock option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the participant’s alternative minimum taxable income for the year in which such exercise occurs. However, if the participant exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute long-term capital gain. If a participant disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the participant will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the participant. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Nonqualified Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the participant upon the grant of a Nonqualified Stock Option (whether or not including a stock appreciation right), and we are not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Nonqualified Stock Option, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the participant. Upon the exercise of a Nonqualified Stock Option or a stock appreciation right, and subject to the application of Section 162(m) as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the participant assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a Nonqualified Stock Option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of a stock option or a stock appreciation right are transferred to the participant subject to certain restrictions, then the taxable income realized by the participant, unless the participant elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Nonqualified Stock Option or stock appreciation rights.

Restricted Stock Award. The recipient of a Restricted Stock Award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m), we will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock Award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m), deductible as such by us. Notwithstanding the foregoing, the holder of a Restricted Stock Award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock Award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m), we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock Award and is irrevocable.

Restricted Stock Unit Awards. The grant of an RSU Award under the 2014 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for us at the time of grant. At the time an RSU Award vests the recipient will generally recognize ordinary income and, subject to the application of Section 162(m) as discussed below, we will be entitled to a corresponding deduction. Generally, the measure of the income and the deduction will be the number of units subject to the RSU Award multiplied by the value of our Common Stock at the time the RSU Award is settled.

Performance Awards. An individual who has been granted a Performance Award generally will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Whether a Performance Award is paid in cash or shares of Common Stock, the individual will have taxable compensation and, subject to the application of Section 162(m) as discussed below, we will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the Performance Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162(m) as discussed below, deductible as such by us.

Section 162(m). Generally, Section 162(m) precludes a public corporation from taking a deduction for annual compensation in excess of $1,000,000 paid to its covered employees (as defined in Section 162(m)). Our Section 162(m) covered employees are the principal executive officer and our three next highest-paid officers other than the principal financial officer. The Section 162(m) deduction limitation does not apply to certain performance-based compensation that satisfies certain requirements of Section 162(m). The 2014 Plan is designed to permit the Committee to grant awards to covered executive officers that will constitute qualified performance-based compensation for purposes of Section 162(m). Approval of this proposal by our stockholders will constitute approval of 2014 Plan itself and approval of the material terms under which remuneration may be paid under the 2014 Plan, including performance goals, pursuant to Section 162(m). Based on Section 162(m) and the regulations issued thereunder, our ability to deduct compensation income generated in connection with the exercise of Nonqualified Stock Options or Stock Appreciation Rights granted by the Committee under the 2014 Plan generally should not be limited by Section 162(m). Further, we intend that compensation income generated in connection with Performance Awards granted by the Committee under the 2014 Plan (whether they are structured as performance-based restricted stock, restricted stock units or otherwise) generally should not be limited by Section 162(m).

The 2014 Plan is not qualified under Section 401(a) of the Code. Based upon current law and published interpretations, we do not believe that the 2014 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the 2014 Plan. No consideration has been given to the effects of state, local, or other tax laws on the 2014 Plan or award recipients.

Parachute Payment Sanctions. Certain provisions of the Plan or provisions included in an award agreement may afford a recipient special protections or payments which are contingent on a change in the ownership or effective control of us or in the ownership of a substantial portion of our assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute “parachute payments” that, when aggregated with other parachute payments received by the recipient, if any, could result in the recipient receiving “excess parachute payments” (a portion of which would be allocated to those protections or payments derived from the award). We would not be allowed a deduction for any such excess parachute payments, and the recipient of the payments would be subject to a nondeductible 20% excise tax upon such payments in addition to income tax otherwise owed.

The Board of Directors recommends voting “FOR” this proposal.

Equity Compensation Plan Information

The following table summarizes information with respect to our equity compensation plans under which our equity securities are authorized for issuance as of September 30, 2013:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (a) (b)
	(In shares)	(In dollars per share)	(In shares)
Equity compensation plans approved by security holders	106,050	$18.61	184,350
Equity compensation plans not approved by security holders	—	—	—

Total	106,050	$18.61	184,350

(a)	In the first quarter of the Company’s fiscal year ending 2014, as a component of long-term incentive compensation, the Board authorized the grant of restricted stock awards for an aggregate of 184,000 shares to 57 of our employees, including the grant of restricted stock awards for 45,000 shares to the named executive officers included in the table below entitled “Summary Compensation Table.” These awards were authorized pursuant to the 1997 Plan which has been approved by our stockholders. After these grants, the number of securities remaining available for issuance under the 1997 Plan was 350 shares.
(b)	Pursuant to an amendment to our 1997 Plan approved by the Board on December 11, 2013, we will not grant any new awards under our 1997 Plan on or after the date of the stockholder approval of the 2014 Plan.

PROPOSAL V: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR PERFORMANCE AWARDS UNDER THE 2014 LONG-TERM INCENTIVE PLAN

The Company’s stockholders are being asked to approve the material terms of the performance goals that are included in the 2014 Plan and may apply to performance awards granted under the 2014 Plan. This approval is necessary to generally preserve the Company’s federal income tax deduction for performance-based compensation awards under section 162(m) of the Code paid to certain executive officers.

Background

Section 162(m) of the Code and the guidance issued by the Internal Revenue Service thereunder generally impose a limit of $1,000,000 on the amount of the Company’s federal income tax deduction for compensation paid to each of the chief executive officer and the three other highest compensated officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of section 162(m) of the Code. The requirements of section 162(m) of the Code for performance-based compensation include stockholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal.

Performance Awards under the 2014 Plan may be granted to key employees of the Company and its affiliates and to non-employee directors of the Company.

Under the 2014 Plan, Performance Stock Awards and Performance Unit Awards are subject to the satisfaction of one or more performance goals. Performance goals for awards will be determined by the Compensation Committee and will be designed to support the business strategy and align executives’ and directors’ interests with stockholder interests. For Performance Stock Awards and Performance Unit Awards that are intended to qualify as performance-based compensation under section 162(m) of the Code, performance goals will be based on one or more of the following business criteria that apply to the employee, one or more business units of the Company or the Company as a whole: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), earnings or adjusted earnings before or after interest, taxes, depletion, depreciation or amortization, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, shareholder value, net cash flow, operating income, earnings before or after interest, taxes, depreciation, depletion and amortization, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, reserve additions or revisions, production volumes or safety results. Goals may also be based on performance relative to a peer group of companies.

Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance goals may be determined by including or excluding, in the Section 162(m) Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the performance goal is established. In interpreting the 2014 Plan’s provisions applicable to performance goals and performance stock awards or performance unit awards, it is intended that the 2014 Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Section 162(m) Committee in establishing such goals and interpreting the 2014 Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of performance goals, the Section 162(m) Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any performance stock or performance unit awards made pursuant to the 2014 Plan shall be determined by our Section 162(m) Committee.

Achievement of the goals may be measured:

•	individually, alternatively, or in any combination;

•	with respect to us, one or more of our business units, or any combination of the foregoing; and

•	on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, or to other external measures.

The performance period for any Performance Stock Award or Performance Unit Award granted under the 2014 Plan will not be less than one year.

Under the 2014 Plan, the maximum number of shares of Common Stock that may be granted during a fiscal year of the Company in Performance Stock Awards paid in shares of Common Stock to an employee of the Company is 22,000. The maximum number of shares of Common Stock that may be granted during a fiscal year of the Company in Performance Unit Awards paid in shares of Common Stock to an employee of the Company is 22,000. The maximum grant date value of cash with respect to which Performance Unit Awards payable in cash may be granted to an employee during a fiscal year of the Company, determined as of the dates of grants of the performance unit award, is $2,000,000.

A description of the 2014 Plan is set forth above in Proposal IV of this proxy statement.

No Performance Stock Awards or Performance Unit Awards will be granted under the 2014 Plan to a Covered Employee unless the Company’s stockholders approve this Proposal V.

The Board of Directors recommends voting “FOR” this proposal.

Security Ownership of Certain Beneficial Owners and Management

The following table indicates the beneficial ownership as of December 4, 2013 of shares of Common Stock of each director and named executive officer, each person known to the Company to beneficially own more than 5% of the outstanding Common Stock and all directors and named executive officers as a group, along with the percentage of outstanding Common Stock that such ownership represents. The Company based the information regarding beneficial ownership by third persons of more than 5% of its outstanding capital stock on a search of all Schedules 13D and 13G filed with the Securities and Exchange Commission with respect to the Common Stock. Each person named has sole voting and investment power with respect to the shares indicated except as otherwise stated in the notes to the table.

Beneficial Owner	Shares	Percentage
Eagle Asset Management, Inc. (1)	1,989,994	15.37%
Brown Capital Management, LLC (7)	1,502,114	11.60%
BlackRock, Inc. (6)	1,069,511	8.26%
The Vanguard Group, Inc. (8)	812,247	6.27%
Thomas L. Davis, Ph.D.	18,354	*
Thomas T. McEntire (4)	32,000	*
William H. Moody	6,194	*
Gary D. Owens	221,024	1.71%
Michael J. Sheen (5)	10,000	*
Charles H. Still	5,000	*
Walter R. Wheeler (3)	70,425	*
Robbin B. Adams (2)	20,050	*
Tina M. Langtry	100	*
Richard F. Miles	450	*
Executive officers and directors as a group (10 people)	383,597	2.96%

*	Less than one percent.
(1)	Amended Schedule 13G filed with the Securities and Exchange Commission on January 29, 2013 indicates that Eagle Asset Management, Inc. beneficially owns 2,249,086 shares of Common Stock. The address indicated on this form is 880 Carillon Parkway, St. Petersburg, FL 33716. Other information received by the Company as of a later date indicates that Eagle Asset Management, Inc. owns the number of shares indicated above.
(2)	Includes unexercised options to purchase 8,500 shares that vested on February 25, 2013 or on a prior date and 10,000 shares of unvested restricted stock. Mr. Adam’s business address is 7007 Pinemont Drive, Houston, Texas 77040-6601.
(3)	Includes unexercised options to purchase 21,000 shares that vested on February 25, 2013 and 15,000 shares of unvested restricted stock. Mr. Wheeler’s business address is 7007 Pinemont Drive, Houston, Texas 77040-6601.
(4)	Includes 10,000 shares of unvested restricted stock.
(5)	Includes 10,000 shares of unvested restricted stock.
(6)	Schedule 13G Amendment No. 2 filed with the Securities and Exchange Commission on May 10, 2013 indicates that BlackRock, Inc. beneficially owns 1,321,028 shares of Common Stock. The address indicated on this form is 40 East 52nd Street, New York, NY 10022. Other information received by the Company as of a later date indicates that BlackRock, Inc. owns the number of shares indicated above.
(7)	Schedule 13G Amendment No. 3 filed with the Securities and Exchange Commission on September 10, 2013 indicates that Brown Capital Management, LLC beneficially owns 1,358,206 shares of Common Stock and that The Brown Capital Management Small Company Fund beneficially owns 815,500 shares of Common Stock. The address indicated on this form for both entities is 1201 N. Calvert Street, Baltimore, MD 21202. Other information received by the Company as of a later date indicates that Brown Capital Management, LLC owns the number of shares indicated above.

(8)	Schedule 13G filed with the Securities and Exchange Commission on February 13, 2013 indicates that The Vanguard Group beneficially owns 798,201 shares of Common Stock. The address indicated on this form is 100 Vanguard Blvd., Malvern, PA 19355. Other information received by the Company as of a later date indicates that The Vanguard Group owns the number of shares indicated above.

Employee Equity Incentive Plan

We currently maintain the 1997 Plan for the benefit of our full-time key employees, including the named executive officers. Under the 1997 Plan, awards covering up to an additional 350 shares of Common Stock may still be granted. If the 2014 Plan is approved by our stockholders as described in Proposal IV, pursuant to an amendment to the 1997 Plan approved by the Board on December 11, 2013, we will not issue any new awards under the 1997 Plan on or after the date of such stockholder approval, provided that the 1997 Plan and the applicable award agreements will continue to govern any outstanding awards previously issued under the 1997 Plan.

The Plan is administered by the compensation committee. The individuals eligible to participate in the 1997 Plan are our full-time key employees, including officers and employee directors, as the respective committees may determine from time to time.

Under the 1997 Plan, the compensation committee may grant incentive stock options, nonqualified stock options and restricted stock. The purchase price of shares subject to an incentive option granted under the 1997 Plan is determined by the compensation committee and may not be less than the greater of: (a) 100% of the fair market value of the shares of Common Stock on the date the option is granted or (b) the aggregate par value of the shares of Common Stock on the date the option is granted. The compensation committee in its discretion may provide that the price at which shares of Common Stock may be purchased under an incentive option shall be more than 100% of fair market value. In the case of any 10% stockholder, the price at which shares of Common Stock may be purchased under an incentive option shall not be less than 110% of the fair market value of the Common Stock on the date the incentive option is granted. The price at which shares of Common Stock may be purchased under a nonqualified option shall not be less than the greater of: (a) 100% of the fair market value of the shares of Common Stock on the date the option is granted or (b) the aggregate par value of the shares of Common Stock on the date the option is granted. The compensation committee in its discretion may provide that the price at which shares of Common Stock may be purchased under a nonqualified option shall be more than 100% of fair market value.

Options granted under the 1997 Plan must be exercised within ten years from the date of grant. In the case of a 10% stockholder, no incentive option shall be exercisable after the expiration of five years from the date the incentive option is granted.

Generally, awards granted under the 1997 Plans are not transferable by the holder other than by will or under the laws of descent and distribution. Options granted under the 1997 Plan, if vested, terminate on the earlier of (i) the expiration date of the option or (ii) one day less than three months after the date the holder of the option terminates his or her employment with us for any reason other than the death, disability or the retirement of such holder. During such three-month period the holder may exercise the option in respect of the number of shares that were vested on the date of such severance of employment. In the event of severance because of the death, disability or retirement of a holder before the expiration date of the option, the option terminates on the earlier of such (i) expiration date or (ii) one year following the date of severance. During this period the holder, or his or her heirs, as the case may be, generally may exercise the option in respect of the number of shares that were vested on the date of severance because of death, disability or retirement.

Grants of Plan-Based Awards Table

The following table summarizes plan-based awards granted to named executive officers of the Company during the fiscal year ended September 30, 2013:

2013 Grants of Plan-Based Awards Table

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards
			Threshold ($) (2)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Gary D. Owens	12/11/12	(3)	—	285,954	285,954	(4)	—	—	—	—	—
Michael J. Sheen	12/11/12	(3)	—	283,704	283,704	(4)	—	—	—	—	—
Thomas T. McEntire	12/11/12	(3)	—	281,516	281,516	(4)	—	—	—	—	—
Walter R. Wheeler	12/11/12	(3)	—	164,075	164,075		—	—	—	—	—
Robbin B. Adams	12/11/12	(3)	—	163,110	163,110		—	—	—	—	—

(1)	Bonuses were paid under the 2013 Bonus Plan because the minimum predetermined threshold was satisfied as of September 30, 2013.
(2)	Neither the 2013 Bonus Plan nor the Executive Officer Annual Bonus Plan includes threshold amounts for payout. The bonus amount that a named executive officer receives may range from zero to the stated maximum, fluctuating as a function of the overall financial performance of the Company.
(3)	Refers to the date on which the compensation committee approved and established the 2013 Bonus Plan.
(4)	Represents amounts that may be payable to the named executive officer upon the satisfaction of the predetermined threshold for Tier I and Tier II under the 2013 Bonus Plan, as described above, in the maximum amount. The actual payout amount is a function of the amount by which the predetermined threshold is exceeded. As previously stated, the named executive officers are eligible to participate in Tiers I and II under the 2013 Bonus Plan. Additionally, as previously stated, Tier II is not available until Tier I has been fully funded. Thus, this column assumes that all Tiers have been fully funded. When approved in December 2012, the Tier I pool, which is allocated among all employees based upon relative payroll amounts, was capped at $3,305,000 for fiscal year 2013. Tier I pool is funded by an accrual of 16.7% of any pretax profits in excess of the minimum predetermined threshold (5% return on stockholder equity). When approved in December 2012, the Tier II pool was capped at $3,195,000 for fiscal year 2013. Once the maximum pool amount for Tier I is met, the Tier II pool is funded by an accrual of 16.7% of any pretax profits in excess of the Tier I maximum amount until the cap for Tier II is reached.

Material Terms of Plan-Based Awards

The material terms of the Executive Officer Annual Bonus Plan, the 2013 Bonus Plan, and the 1997 Plan are described in the footnotes to the 2013 Grants of Plan-Based Awards Table as well as under the captions “Compensation Discussion and Analysis—Elements of Compensation—General—Annual Performance Bonuses” and “Employee Equity Incentive Plan.”

Salary and Bonus in Proportion to Total Compensation

As stated above, the compensation committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. While the compensation committee believes that our compensation program should be tied in part to our stock price performance so as to align our named executive officers’ interests with those of our stockholders, due to the exceptional performance of the Company in fiscal year 2012, the bonuses awarded to the senior executive officers under the 2013 Bonus Plan were substantially greater than in prior years. As a result of this increase, the value of the combined base salary and annual bonus (non-equity awards as described above) for each of our senior named executive officers represented approximately 99% of their total respective compensation in fiscal year 2013.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes certain information regarding unexercised options, vested stock and equity incentive plan awards outstanding as of the end of the fiscal year ended September 30, 2013 for each of the named executive officers:

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Walter R. Wheeler	21,000	5,000	—	(1)	(1)
Robbin B. Adams	8,500	5,000	—	(2)	(2)

(1)	Includes options with an exercise price of $8.78 expiring December 5, 2018; and options with an exercise price of $21.945 expiring February 25, 2020.
(2)	Includes options with an exercise price of $8.78 expiring December 5, 2018; and options with an exercise price of $21.945 expiring February 25, 2020.

Option Exercises and Stock Vested Table

The following table summarizes certain information regarding the exercise of stock options and the vesting of stock awards during the fiscal year ended September 30, 2013 for each of the named executive officers:

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary D. Owens (1)	17,500	$1,714,175	—	—
Michael J. Sheen (2)	38,156	$2,356,024		—
Thomas T. McEntire (3)	25,000	$2,448,788	—	—
Walter R. Wheeler (4)	4,000	$414,380	—	—
Robbin B. Adams (5)	1,000	$59,922

(1)	Includes the shares of Common Stock received upon the exercise of stock options, which were immediately sold, as reflected in the report on Form 4 filed on February 13, 2013 with the Securities and Exchange Commission.
(2)	Includes the shares of Common Stock received upon the exercise of stock options, which were immediately sold, as reflected in the reports on Form 4 filed on October 24, 2012, November 5, 2012 and December 7, 2012 with the Securities and Exchange Commission.
(3)	Includes the shares of Common Stock received upon the exercise of stock options, which were immediately sold, as reflected in the reports on Form 4 filed on February 13, 2013 with the Securities and Exchange Commission.
(4)	Includes the shares of Common Stock received upon the exercise of stock options, 1,505 of which were immediately sold, as reflected in the reports on Form 4 filed on February 21, 2013 with the Securities and Exchange Commission.
(5)	Includes the shares of Common Stock received upon the exercise of stock options, which were immediately sold, as reflected in the reports on Form 4 filed on August 29, 2013 with the Securities and Exchange Commission.

Pension Benefits

We currently have no defined benefit pension plans.

Nonqualified Deferred Compensation

We currently have no defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

Potential Payments upon Termination or Change-in-Control

Pursuant to their employment agreements, as amended, each of Messrs. Owens, Sheen, McEntire, Wheeler and Adams is entitled to receive the severance benefits described below upon termination of his employment unless the termination:

•	results from his death, disability or retirement;

•	is by the Company for Cause; or

•	is by the employee other than for Good Reason.

“Cause” is defined to mean the employee’s willful and continued failure to perform his duties after a demand for his performance of those duties or the employee’s willfully engaging in gross misconduct materially and demonstrably injurious to the Company. “Good Reason” is defined to mean a demotion, a reduction in base salary, a relocation of the employee’s base location of employment, the discontinuation of any employee benefit without comparable substitution, the failure of any successor of the Company to assume the employment agreement or a purported termination not in compliance with the employment agreement.

The severance benefits to which Messrs. Owens, Sheen, McEntire, Wheeler and Adams would be entitled on termination would be an amount equal to the product of (a) his then-current annual salary plus the average of the bonus payments paid to the executive in respect of the three fiscal years preceding the fiscal year in which the termination occurs, multiplied by (b) two. The executive would also receive any relocation and indemnity payments to which he is entitled and any costs and legal fees incurred in connection with any dispute over his employment agreement, and a gross-up for any applicable “excess parachute payment” tax imposed by the Code.

These payments would be due in a lump sum on the tenth day following the date of termination. The amounts paid are based on the salary rate in effect at the time of termination, unless the employee is terminating employment for Good Reason due to a reduction in salary, in which case the salary rate shall be the rate in effect prior to such reduction.

So long as Messrs. Owens, Sheen, McEntire, Wheeler or Adams are terminated without Cause, neither is required to perform any further agreement or action in order to receive these benefits. However, in connection with these employment agreements, each of them have agreed that he will not disclose or misappropriate any confidential information of the Company and that all intellectual property developed by them is the property of the Company.

If the employment of any of Messrs. Owens, Sheen, McEntire, Wheeler or Adams had been terminated on September 30, 2013, the terminated employee would have received the amount set forth in the table below in a lump sum payment plus any relocation and indemnity payments to which he is entitled. In the case of Mr. Owens and Mr. Sheen, the terminated employee would additionally be entitled to receive any costs and legal fees incurred in connection with any dispute over his employment agreement, and a gross-up for any applicable “excess parachute payment” tax imposed by the Code.

Name	Lump sum payment upon termination
Gary D. Owens	$1,123,142
Michael J. Sheen	$1,057,270
Thomas T. McEntire	$993,681
Walter R. Wheeler	$622,021
Robbin B. Adams	$581,603

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

Compensation Committee Interlocks and Insider Participation

In fiscal year 2013, the compensation committee was composed of Dr. Thomas L. Davis, Mr. Charles H. Still, Mr. Richard C. White, and Ms. Tina M. Langtry. Mr. White resigned on October 25, 2012.

The amended charter of the compensation committee is available on the Company’s website at www.geospace.com.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Exchange Act. Based on such review and discussions, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement relating to the 2014 annual meeting of stockholders.

The information in this Compensation Committee Report shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference.

Thomas L. Davis, Ph.D.

Charles H. Still

Tina M. Langtry

Code of Ethics

The Company has adopted a general code of business conduct that applies to all employees, and a supplemental code of ethics that applies to the Company’s Chief Executive Officer and senior financial officers. The general code of business conduct and supplemental code of ethics are available on the Company’s website at www.geospace.com.

Certain Relationships and Related Transactions

The Company does not have a formal policy, written or unwritten, with respect to related person transactions. However, the Company’s General Code of Business Conduct, to which all employees (including our executive officers) are subject, provides that no employee nor any employee’s immediate family member should engage in a business or financial arrangement with a vendor, supplier or customer of the Company without the prior written approval of the Company’s Chief Executive Officer or Chief Financial Officer. The Board of Directors of the Company does not review, approve or ratify these types of transactions or any other related person transactions. The General Code of Business Conduct is available on our website at www.geospace.com.

Transactions involving Richard F. Miles

The Company regularly transacts business with CMS Creative Marketing Services, LP (“CMS”), a company owned by the spouse of director Richard F. Miles. Mr. Miles’ spouse is president and owner of CMS, a marketing company, which has for some time provided marketing communications support services to the Company, including product photography, video shoots, brochure design, magazine advertising, website design and various other marketing and advertising services. In addition, CMS also designs and produces the Company’s annual report. The Company had retained CMS prior to Mr. Miles’ appointment as director in 2013. For the Company’s 2011, 2012, and 2013 fiscal years, the Company paid $132,537, $134,543, and $152,191, respectively, to CMS for these services.

Mr. Miles was previously the Chief Executive Officer and a member of the Board of Directors of Geokinetics Inc. (“Geokinetics”), a customer of the Company. On November 8, 2012, Mr. Miles retired from his positions with Geokinetics. Between October 1, 2011 and the date of Mr. Miles’ retirement from Geokinetics, the Company sold an aggregate amount of $3.8 million of equipment to Geokinetics in 139 separate transactions, and the Company rented equipment to Geokinetics in seven separate transactions with an aggregate rental fee of $7.1 million. The transactions were on terms similar to those that the Company would provide to customers of Geokinetics’ size. During this period, Geokinetics was not indebted to the Company except for payment terms generally provided to customers of the Company relating to Geokinetics’ purchases of equipment.

On March 10, 2013, Geokinetics filed voluntary petitions for relief under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of reports on those filings furnished to the Company and written representations from reporting persons that no additional reports were required, the Company believes that during the fiscal year ended September 30, 2013, all officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them except for one report on Form 4 filed on November 5, 2012 on behalf of Mr. Michael Sheen, a director and our Senior Vice President and Chief Technical Officer, which was inadvertently filed one week after its due date as a result of technology-related form submission issues.

Communications with the Board of Directors

Any stockholder or other interested party wishing to send written communications to any one or more members of the Company’s Board of Directors may do so by sending them to the Company Secretary, c/o Geospace Technologies Corporation, 7007 Pinemont Drive, Houston, Texas 77040-6601. All such communications will be forwarded to the intended recipient(s).

Proposals for Next Annual Meeting; Other Matters

Any appropriate proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2015 must be received by the Company at its principal executive offices, 7007 Pinemont Drive, Houston, Texas 77040-6601, no later than October 9, 2014 to be included in the proxy statement and form of proxy relating to that meeting. A matter as to which the Company receives notice that is proposed to be brought before the annual meeting of stockholders of the Company in 2015 outside the process of the Securities and Exchange Commission’s rule on stockholder proposals (described in the preceding sentence) will be considered not properly brought before that meeting, and will be out of order, unless the notice as to that matter meets the requirements of the advance notice provisions of the Company’s by-laws. That provision requires notice of any matter, including nomination of a director, to be submitted by a stockholder at the annual meeting of stockholders of the Company in 2015 to be received by the Company no later than December 8, 2014, and to be received by the Company no earlier than August 10, 2014, subject to certain other requirements and deadlines outlined in the Company’s by-laws.

The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, the directors, officers or employees of the Company may solicit the return of proxies by telephone, electronically or in person.

Appendix A

GEOSPACE TECHNOLOGIES CORPORATION

2014 LONG TERM INCENTIVE PLAN

- i -

TABLE OF CONTENTS

(continued)

- ii -

TABLE OF CONTENTS

(continued)

- iii -

GEOSPACE TECHNOLOGIES CORPORATION

LONG TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment. The Company hereby establishes an incentive compensation plan, to be known as the “Geospace Technologies Corporation Long Term Incentive Plan”, as set forth in this document. The Plan permits the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Unit Awards, Performance Stock Awards and Performance Unit Awards. The Plan shall become effective on the later of (a) the date the Plan is approved by the Board and (b) the date the Plan is approved by the stockholders of the Company (the “Effective Date”).

1.2 Purpose of the Plan. The Plan is intended to promote the long-term growth and profitability of the Company by providing certain directors, officers, and Employees of, the Company and its Affiliates with incentives to maximize stockholder value and to otherwise contribute to the success of the Company, thereby aligning the interests of such service providers with the interests of the Company’s stockholders.

1.3 Duration of the Plan. The Plan shall continue indefinitely until it is terminated pursuant to Section 11.1. No Incentive Stock Options may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1 “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2 “Assets” means assets of any kind owned by the Company, including but not limited to securities of the Company’s direct and indirect subsidiaries and Affiliates.

2.3 “Award” means an Option, Stock Appreciation Right, Restricted Stock Award Restricted Stock Unit Award, Performance Stock Award or and Performance Unit Award, in each case subject to the terms and provisions of the Plan.

2.4 “Award Agreement” means a written agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change of Control” means the occurrence of one of the following events:

(a) the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board;

(b) the consummation of a Merger of the Company with another Entity, unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of the Company, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger;

(c) any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities;

(d) a sale, transfer, lease or other disposition of all or substantially all of the Company’s Assets is consummated (an “Asset Sale”), unless:

(1) the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company immediately prior to such Asset Sale own, directly or indirectly, 50 percent or more of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of the Company’s Voting Securities immediately prior to such Asset Sale; or

(2) the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or

(e) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to Restricted Stock Unit Awards, Performance Stock Unit Awards and any Award that is intended to comply with (rather than be merely exempt from) the requirements of Section 409A), an event listed above in this Section 2.5 shall not constitute a “Change of Control” unless the event is a “change in control event” within the meaning of Department of Treasury Regulation section 1.409A-3(i)(5).

2.7 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations issued by the Department of Treasury or the Internal Revenue Service under such section.

2.8 “Committee” means (a) in the case of an Award granted to a Director, the Board, (b) in the case of an Award granted to a Covered Employee that is intended to qualify as performance based compensation under Section 162(m), the Section 162(m) Committee, and (c) in the case of any other Award granted under the Plan, subject to the last sentence hereof, the Compensation Committee. For all purposes of the Plan, the Chief Executive Officer of the Company shall be deemed to be the “Committee” with respect to Awards granted by him or her pursuant to Section 4.1.

2.9 “Company” means Geospace Technologies Corporation, a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

2.10 “Compensation Committee” means the Compensation Committee of the Board.

2.11 “Consultant” means any person who is not an Employee or a Director and who is providing advisory or consulting services to the Company or an Affiliate.

2.12 “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.13 “Covered Employee” means an Employee who is a “covered employee,” as defined in Section 162(m).

2.14 “ Director” means a means a director of the Company who is not an Employee.

2.15 “Disability” means as determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is a Director or is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code and (b) in the case of an Award that is not exempt from the application of the requirements of Section 409A, (i) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.16 “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.

2.17 “Effective Date” shall have the meaning ascribed to that term in Section 1.1.

2.18 “Employee” means a person employed by the Company or any Affiliate as a common law employee.

2.19 “Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, or any successor act, and the rules and regulations thereunder, as such laws, rules and regulations may be amended from time to time.

2.21 “Fair Market Value” of the Stock as of any particular date means, (a) the closing price of the Stock on that date on the principal securities exchange on which the Stock is listed, or (b) if the stock is not listed on a national stock exchange, the average of the high and low bid quotations for the Stock on that date as reported by the NASDAQ National Market System, or (c) if the Stock is not so listed or reported, or if, in the discretion of the Committee, another means of determining the fair market value of a Share at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

2.22 “Fiscal Year” means the Company’s fiscal year.

2.23 “Full Value Award”. means an Award other than in the form of an Incentive Stock Option, Nonqualified Stock Option, or Stock Appreciation Right, and which is settled by the issuance of Shares.

2.24 “Holder” means the holder of an Award.

2.25 “Immediate Family” means, with respect to a Participant, the Participant’s spouse, children or grandchildren (including adopted children, stepchildren and grandchildren).

2.26 “Incumbent Director” means:

(a) a member of the Board on the Effective Date; or

(b) an individual:

(1) who becomes a member of the Board after the Effective Date;

(2) whose appointment or election by the Board or nomination for election by the Company’s stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and

(3) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.

2.27 “Incentive Stock Option” means an Option that is intended to be an “incentive stock option” that satisfies the requirements of section 422 of the Code.

2.28 “Mature Shares” means shares of Stock that have been held by the Holder, and with respect to which any applicable forfeiture restrictions have lapsed, in each case, for at least six months.

2.29 “Merger” means a merger, consolidation or similar transaction.

2.30 “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state, local and foreign taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

2.31 “Nonqualified Stock Option” or “NSO” means an Option that is intended to be a “nonqualified stock option” that does not satisfy the requirements of section 422 of the Code.

2.32 “Option” means an Award (other than a SAR) granted under Article V (whether an ISO or a NSO).

2.33 “Option Agreement” means a written agreement that sets forth the terms and conditions applicable to an Option granted under the Plan.

2.34 “Option Price” has the meaning ascribed to that term in Section 5.4.

2.35 “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.36 “Participant” means an Employee, Consultant or Director who has been granted an Award.

2.37 “Performance Award” means an Award granted under Article VIII.

2.38 “Performance-Based Compensation” means compensation under an Award that is intended by the Section 162(m) Committee to satisfy the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.39 “Performance Goals” means one or more of the performance goals established with respect to a Performance Award that is based on one of more of the criteria described in Section 8.2.

2.40 “Performance Stock Award” means an Award providing for an issuance of Stock that is designated as a performance stock award granted pursuant to Article VIII.

2.41 “Performance Unit Award” means an Award providing designated as a performance unit award granted pursuant to Article VIII.

2.42 “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VI.

2.43 “Person” means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or association or other legal entity of any kind, or any “group” as contemplated by Section 13(d)(3) of the Exchange Act.

2.44 “Plan” means the Geospace Technologies Corporation 2014 Long Term Incentive Plan, as set forth in this document as it may be amended from time to time.

2.45 “Plan Share Limit” shall have the meaning assigned to such term in Section 4.2.

2.46 “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VI.

2.47 “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.48 “Restricted Stock Unit Award” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VII.

2.49 “Restricted Stock Unit Award” means an Award granted pursuant to Article VII.

2.50 “Rule 16b-3” means SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

2.51 “SAR Agreement” means a written agreement that sets forth the terms and conditions applicable to a SAR granted under the Plan.

2.52 “Section 162(m)” means section 162(m) of the Code and other guidance issued by the Internal Revenue Service and the Department of Treasury under section 162(m) of the Code.

2.53 “Section 162(m) Committee” means a subcommittee of the Compensation Committee, the members of which are both (1) “non-employee directors” as defined in Rule 16b-3 and (2) “outside directors” as defined in Section 162(m). The Section 162(m) Committee shall be composed of at least two members.

2.54 “Section 409A” means section 409A of the Code and other guidance issued by the Internal Revenue Service and the Department of Treasury under section 409A of the Code.

2.55 “Share” means a share of Stock.

2.56 “Specified Owner” means any of the following:

(a) the Company;

(a) an Affiliate of the Company;

(b) an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company;

(c) a Person that becomes a Beneficial Owner of the Company’s outstanding Voting Securities representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities as a result of the acquisition of securities directly from the Company and/or its Affiliates; or

(d) a Person that becomes a Beneficial Owner of the Company’s outstanding Voting Securities representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of the Company, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of the Company outstanding immediately prior to such Merger

2.57 “Stock” means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company’s stockholders), or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 4.5.

2.58 “Stock Appreciation Right” or “SAR” means a stock appreciation right granted pursuant to Article V.

2.59 “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.60 “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.

2.61 “Ten Percent Stockholder” means an individual who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock or series of the Company or of any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

2.62 “Termination of Employment” means, in the case of an Award other than an Incentive Stock Option, the termination of the Award recipient’s employment relationship with the Company and all Affiliates. “Termination of Employment” means, in the case of an Incentive Stock Option, the termination of the Employee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an Incentive Stock Option in a transaction to which section 424(a) of the Code applies.

2.63 “Voting Securities” means securities entitled to vote for the directors of the applicable Entity.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. Except as otherwise specified in this Section 3.1, the persons who are eligible to receive Awards under the Plan, other than Incentive Stock Options, are people who are Directors and Consultants, or who are, or expected to become, within three months after the dates of grant of Awards, Employees. Only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of Incentive Stock Options under the Plan.

3.2 Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the eligible persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1 Authority to Grant Awards. The Committee may grant Awards to those key Employees and other eligible persons as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of Shares or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. The Chief Executive Officer of the Company is authorized to grant Awards (other than awards pursuant to Article VIII) as inducements to hire prospective Employees who will neither be (1) officers of the Company or any Affiliate nor (2) subject to Section 16 of the Exchange Act but such awards shall not exceed 50,000 Shares per Fiscal Year. On an annual basis, the Compensation Committee also may delegate to the Chief Executive Officer of the Company the ability to grant Awards (other than Awards pursuant to Article VIII) to eligible persons who are neither (1) Directors or officers of the Company or any Affiliate nor (2) subject to the provisions of Section 16 of the Exchange Act.

4.2 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.5, the aggregate number of Shares that may be issued under the Plan shall be 1,500,000 Shares (“Plan Share Limit”). The Shares that are available for issuance under the Plan may be issued in any form of Award authorized under the Plan. Any Shares that are the subject of Awards under the Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Shares or in a manner such that all or some of the Shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Shares shall again immediately become available to be issued pursuant to Awards granted under the Plan. If Shares are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares shall be treated as Shares that have been issued under the Plan, and the number of any such Shares shall not again be available for issuance under the Plan. If Shares are tendered in payment of an exercise price of an Option or the exercise price of a SAR, any such Shares shall not be available for issuance under the Plan.

The following rules shall apply to grants of Awards under the Plan:

(a) Incentive Stock Options. The aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan is 1,500,000 Shares.

(b) Options. The maximum aggregate number of Shares that may be subject to an Option granted in any one calendar year to any one employee shall be 375,000 Shares determined as of the date of grant.

(c) SARs. The maximum aggregate number of Shares that may be granted pursuant to a SAR granted in any one calendar year to any one employee shall be 375,000 Shares, determined as of the date of grant. Notwithstanding any other provision of the Plan, upon exercise of a SAR, whether in cash or shares of Stock, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised.

(d) Performance Awards. The maximum aggregate grant with respect to Performance Awards made in any one calendar year to any one employee that are payable in Shares shall be 22,000 Shares, determined as of the date of grant. The maximum aggregate amount awarded or credited with respect to Performance Awards to any one employee in any one calendar year that are payable in cash shall not exceed $2,000,000 in value, determined as of the date of grant. The limitations set forth in this clause (iv) shall be applied in a manner that is consistent with the provisions of Section 162(m).

(e) Manner in Which Full Value Awards and Awards Other Than Full Value Awards Count Against the Plan Share Limit. Shares that are issued under a Full Value Award shall be counted against the Plan Share Limit as one and one-half (1.50) Shares for every one Share so issued. Shares that are issued under any form of Award other than a Full Value Award shall be counted against the Plan Share Limit as one Share for every one Share so issued. To the extent that a Full Value Award is forfeited, lapses, expires, or is settled in cash in lieu of Shares, one and one half (1.50) multiplied by the number of Shares that were subject to such portion of the Full Value Award shall again become available for issuance under the Plan. To the extent that an Award other than a Full Value Award is forfeited, lapses, expires, or is settled in cash in lieu of Shares, one (1.00) multiplied by the number of Shares that were subject to such portion of the Award shall again become available for issuance under the Plan.

(f) Adjustments. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

4.3 Non-Transferability. Except as specified in the applicable Award Agreement or in a domestic relations court order, an Award shall not be transferable by the Holder (whether for consideration or otherwise) other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award. No Incentive Stock Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Incentive Stock Options granted to an Employee under the Plan shall be exercisable during his or her lifetime only by the Employee, and after that time, by the Employee’s heirs or estate. To the extent permitted under a Participant’s Option Agreement, a NSO, in the discretion of the Committee, a Participant may transfer a NSO to a member of the Participant’s Immediate Family, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Participant and members of the Participant’s Immediately Family.

4.4 Requirements of Law. The Company shall not be required to sell or issue any Shares under any Award if issuing those Shares would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any Shares unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the Shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Shares covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Shares issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the Shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of Shares pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5 Changes in the Company’s Capital Structure.

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted (subject to the restriction in Sections 5.12 and 11.1 prohibiting repricing without stockholder approval) in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of each class or series of Stock as the result of the event requiring the adjustment.

(c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in Article XII, an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger or conversion), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger or conversion in which Holders of the Company’s ordinary shares will receive the percentage of shares of the successor corporation, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same percentage of ordinary shares of the successor as the Award was exercisable for Shares):

(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per Share equal to the excess, if any, of the per Share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such Shares;

(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of Shares then covered by such Award; or

(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, conversion, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of Shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the Shares were adjusted under the terms of the agreement of merger or consolidation.

(f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of Shares then subject to outstanding Options or other Awards.

4.6 Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

4.7 Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment or severance of affiliation relationship with the Company and all Affiliates, (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by or affiliation with the Company or an Affiliate which conduct damaged the Company or an Affiliate, (b) disclosed trade secrets of the Company or an Affiliate or (c) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Holder is a party, then as of the date the Committee makes its finding some or all Awards awarded to the Holder (including vested Awards that have been exercised, vested Awards that have not been exercised and Awards that have not yet vested), as determined by the Committee in its sole discretion, and all net proceeds realized with respect to any such Awards, will be forfeited to the Company on such terms as determined by the Committee. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate or severance of the individual’s affiliation with the Company and all Affiliates.

4.8 Forfeiture Events. Without limiting the applicability of Section 4.7 or Section 4.9, the Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.9 Recoupment in Restatement Situations. Without limiting the applicability of Section 4.7 or Section 4.8, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the current or former Holder who was a current or former executive officer of the Company shall forfeit and must repay to the Company any compensation awarded under the Plan to the extent specified in any of the Company’s recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission Committee under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

4.10 Award Agreements. Each Award shall be embodied in a written Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a Change of Control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.11 Amendments of Award Agreements. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent.

4.12 Rights as Stockholder. A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a Restricted Stock Unit Award, or a Performance Unit, in each case, payable in Stock, until the date, if any, such Stock is issued by the Company, and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

4.13 Issuance of Shares of Stock. Shares, when issued, may be represented by a certificate or by book or electronic entry.

4.14 Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any Shares issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the Shares for a specified period of time.

4.15 Compliance With Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.

4.16 Source of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

4.17 Date of Grant. The date on which an Option is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Holder under the terms and conditions of the Option; provided that such corporate action shall not be considered complete until the date on which the maximum number of Shares that can be purchased under the Option and the minimum exercise price are fixed or determinable. If the corporate action contemplates an immediate offer of Stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

ARTICLE V

OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options and Stock Appreciation Rights under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

5.2 Type of Options Available. Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options.

5.3 Option Agreement. Each Option grant under the Plan shall be evidenced by an Option Agreement that shall specify (a) whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, (b) the Option Price, (c) the duration of the Option, (d) the number of Shares to which the Option pertains, (e) the exercise restrictions applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an Incentive Stock Option in the applicable Award Agreement for such Option, to the extent the limitations of Section 5.9 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as an NSO. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.

5.4 Option Price. The price at which Shares may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. However, in the case of a Ten Percent Stockholder, the Exercise Price for an Incentive Stock Option shall not be less than 110 percent (110%) of the Fair Market Value of the Shares on the date the Incentive Stock Option is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.5 Duration of Option. An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Unless the applicable Award Agreement specifies a shorter term, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Option shall expire on the fifth anniversary of the date the Option is granted.

5.6 Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.7 Exercise of Option.

(a) General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of Shares with respect to which the Option is to be exercised and (3) the address to which any certificate representing such Shares should be mailed or delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Committee.

(b) Exercise Through Third-Party Broker. The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

5.8 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

5.9 $100,000 Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both Shares subject to Incentive Stock Options under the Plan and Stock subject to Incentive Stock Options under all other plans of the Company, such Options shall be treated as NSOs. For this purpose, the “Fair Market Value” of the Stock subject to Options shall be determined as of the date(s) the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

5.10 Duration of SAR. A SAR shall not be exercisable after the earlier of (i) the general term of the SAR specified in the applicable SAR Agreement (which shall not exceed ten years) or (ii) the period of time specified in the applicable SAR Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company.

5.11 SAR Agreement. Each SAR shall be evidenced by a SAR Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. The terms and conditions of the respective SAR Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding SAR Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including an amendment that accelerates the time at which the SAR, or a portion thereof, may be exercisable). Unless otherwise set forth in a SAR Agreement, upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the value of a Share on the date of exercise over the grant price by (ii) the number of Shares with respect to which the SAR is exercised. The per Share grant price for a SAR shall be established on the date of grant of the SAR and shall not be less than the Fair Market Value of a Share on the date of grant. At the discretion of the Committee, the payment made to a Holder upon the exercise of a SAR may be in cash, in Shares or in any combination thereof. The Committee’s determination regarding the form of payment may be set out in the applicable SAR Agreement pertaining to the grant of the SAR.

5.12 Restrictions on Repricing of Stock Options or Stock Appreciation Rights. Except as provided in Section 4.5, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the Option Price or amend any outstanding SAR Agreement to lower the SAR grant price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower exercise price) or to lower the SAR grant price (or cancel and replace any outstanding SAR with SAR Agreements having a lower SAR grant price). Further, the Committee may not lower an exercise price of an Option (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower exercise price) or lower the SAR grant price (or cancel and replace any outstanding SAR with SAR Agreements having a lower SAR grant price) to the extent that doing so would subject the Holder to additional taxes under Section 409A.

ARTICLE VI

RESTRICTED STOCK AWARDS

6.1 Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

6.2 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

6.3 Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than Shares or rights to acquire Shares shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in Shares or rights to acquire Shares shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment as may be required by the Company, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VII

RESTRICTED STOCK UNIT AWARDS

7.1 Authority to Grant Restricted Stock Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Restricted Stock Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Unit Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of Restricted Stock Units credited under the Plan for the benefit of a Holder.

7.2 Restricted Stock Unit Award. A Restricted Stock Unit Award shall be similar in nature to a Restricted Stock Award except that no Shares are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share.

7.3 Restricted Stock Unit Award Agreement. Each Restricted Stock Unit Award shall be evidenced by a Restricted Stock Unit Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

7.4 No Dividend Equivalents. An Award Agreement for a Restricted Stock Unit Award shall not specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

7.5 Form of Payment Under Restricted Stock Unit Award. Payment under a Restricted Stock Unit Award shall be made in either cash or Shares as specified in the applicable Award Agreement.

7.6 Time of Payment Under Restricted Stock Unit Award. A Holder’s payment under a Restricted Stock Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the Restricted Stock Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

ARTICLE VIII

PERFORMANCE STOCK AWARDS AND

PERFORMANCE UNIT AWARDS

8.1 Authority to Grant Performance Stock Awards and Performance Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award and Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that the performance period for any Performance Stock Award or Performance Unit Award shall not be less than one year. If the Section 162(m) Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock Awards or Performance Unit Awards, the Section 162(m) Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Section 162(m) Committee may also cause the certificate for Shares issued pursuant to a Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

8.2 Performance Goals and Performance Criteria. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), earnings or adjusted earnings before or after interest, taxes, depletion, depreciation or amortization, net income (before or after taxes), stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, shareholder value, net cash flow, operating income, earnings before or after interest, taxes, depreciation, depletion and amortization, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, reserve additions or revisions, production volumes or safety results. Goals may also be based on performance relative to a peer group of companies.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance Goals may be determined by including or excluding, in the Compensation Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the Performance Goal is established. In interpreting Plan provisions applicable to Performance Goals and Performance Stock Awards or Performance Unit Awards, it is intended that the Plan will conform with the standards of Section 162(m) and Treasury Regulations § 1.162-27(e)(2)(i), and the Section 162(m) Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Section 162(m) Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Section 162(m) Committee.

8.3 Time of Establishment of Performance Goals. With respect to a Covered Employee, a Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Section 162(m) Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

8.4 Written Agreement. Each Performance Stock Award and Performance Unit Award shall be evidenced by a Performance Stock Award Agreement or Performance Unit Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Compensation Committee may specify.

8.5 Form of Payment Under Performance Unit Award. Payment under a Performance Unit Award shall be made in cash and/or Shares as specified in the Holder’s Award Agreement.

8.6 Time of Payment Under Performance Unit Award. A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.

8.7 Holder’s Rights as Stockholder With Respect to a Performance Stock Award. Subject to the terms and conditions of the Plan and the applicable Award Agreements, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the Shares issued to the Holder pursuant to the Award during any period in which such issued Shares are subject to forfeiture and restrictions on transfer, including the right to vote such Shares.

8.8 Increases Prohibited. None of the Section 162(m) Committee, the Compensation Committee, the Board or the Company may increase the amount of compensation payable under a Performance Stock Award or Performance Unit Award. If the time at which a Performance Stock Award or Performance Unit Award will vest or be paid is accelerated for any reason, the number of Shares subject to, or the amount payable under, the Performance Stock Award or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

8.9 Stockholder Approval. No payments of Stock or cash will be made to a Covered Employee pursuant to this Article VIII unless the stockholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.

8.10 No Dividend Equivalents. An Award Agreement for a Performance Unit Award shall not specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

8.11 Dividends. In the case of a Performance Share Award, if the Holder shall become entitled to the payment of dividends paid in Shares or rights to acquire Shares with respect to the Performance Shares, such dividends shall be added to and become a part of the Performance Share Award. Accordingly, such dividends will be subject to the satisfaction of the same performance conditions as apply to the Performance Shares.

ARTICLE IX

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees and directors of other entities who are about to become Employees or affiliated with the Company or any of its Affiliates, or whose employer or corporation with respect to which it provides services is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted. The repricing prohibitions of Sections 5.12 and 11.1 shall apply to substitution awards granted pursuant to this Article IX.

ARTICLE X

ADMINISTRATION

10.1 Awards. The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

10.2 Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number of Shares covered in each Award (subject to the terms and provisions of the Plan, including the provisions of Sections 5.12 and 11.1 which prohibit repricing without stockholder approval); (c) determine the Option Prices of Options, (d) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 10.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

10.3 Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, Holders and the estates and beneficiaries of Holders.

10.4 No Liability. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XI

AMENDMENT OR TERMINATION OF PLAN

11.1 Amendment, Modification, Suspension, and Termination. Subject to Section 11.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan, provided, however, no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules. Further, without the prior approval of the Company’s stockholders, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option. Accordingly, except in connection with a corporate transaction involving the Company (including any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) the terms of outstanding Awards may not be amended to reduce the Option Prices of outstanding Options or to cancel Options in exchange for cash, other Awards or Options with an Option Prices that are less than the Option Prices of the original Options without stockholder approval.

11.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XII

ACCELERATION OF VESTING FOR CERTAIN AWARDS

UPON A CHANGE OF CONTROL

Notwithstanding any provision of the Plan to the contrary, except to the extent expressly provided otherwise in an Award Agreement, in the event of an occurrence of a Change of Control all then outstanding Options and Restricted Stock Awards granted under the Plan shall become fully vested, and exercisable and all substantial risk of forfeiture restrictions applicable thereto shall lapse. The effect, if any, of a Change of Control upon any other Award granted under the Plan shall be determined in accordance with the terms of the applicable Award Agreement issued by the Committee that are applicable to the Award.

ARTICLE XIII

MISCELLANEOUS

13.1 Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

13.2 No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of, or provision of services by, any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment or provision of services to the Company at any time or for any reason not prohibited by law.

13.3 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, the Company may reduce the number of Shares issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the Shares held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of Shares in the manner specified herein. In the discretion of the Committee, at the time of vesting of shares under the Award, the Company may (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such Shares vested under the Award are made available for delivery, (b) reduce the number of such Shares made available for delivery so that the Fair Market Value of the Shares withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld Shares, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole Shares to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld Shares does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold Shares with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 13.3. The withheld Shares not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such Shares shall terminate. The Committee may, in its discretion, allow a Holder to use Mature Shares to satisfy the Company’s or Affiliate’s tax withholding obligations with respect to an Award. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

13.4 Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee.

However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise. Notwithstanding any other provision of this Agreement, to the extent that any payment made pursuant to this Section 13.4 is not exempt from Section 409A of the Code pursuant to the application of Department of Treasury Regulation Section 1.409A-1(b)(10) or other applicable exemption (a “409A Payment”) the following provisions of this Section 13.4 shall apply with respect to such 409A Payment. The Company shall make a 409A Payment due under this Section 13.4 by the last day of the taxable year of the Committee member following the taxable year in which the applicable legal fees and expenses were incurred. The legal fees or expenses that are subject to reimbursement pursuant to this Section 13.4 shall not be limited as a result of when the fees or expenses are incurred. The amounts of legal fees or expenses that are eligible for reimbursement pursuant to this Section 13.4 during a given taxable year of the Committee member shall not affect the amount of expenses eligible for reimbursement in any other taxable year. The right to reimbursement pursuant to this Section 13.4 is not subject to liquidation or exchange for another benefit.

13.5 Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

13.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.7 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

13.8 Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Directors.

13.9 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any person under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

13.10 Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

13.11 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or other transaction.

13.12 Law Limitations/Governmental Approvals. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.13 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

13.14 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13.15 Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Stock.

13.16 Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable—any subplans and modifications to Plan terms and procedures established under this Section 13.16 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

13.17 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

13.18 Validity of Awards. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of Section 162(m) must satisfy the requirements of “outside director” status within the meaning of Section 162(m); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter.

13.19 Interpretation. The term “including” means “including without limitation.” The term “or” means “and/or” unless clearly indicated otherwise. The term “vest” includes the lapse of restrictions on Awards, including Forfeiture Restrictions. Reference herein to a “Section” shall be to a section of the Plan unless indicated otherwise.

13.20 Governing Law; Venue. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

Proxy - Geospace Technologies Corporation

This Proxy is solicited on behalf of the Board of Directors.

Proxy – Annual Meeting of Stockholders – February 6, 2014

The undersigned holder of common stock of Geospace Technologies Corporation hereby appoints William H. Moody and Charles H. Still, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Stockholders of Geospace Technologies Corporation to be held at 10:30 a.m. on the 6th of February 2014, at the Hampton Inn-Brookhollow, 12909 Northwest Freeway, Houston, Texas 77040, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted (i) FOR the election of the director nominees named on the reverse side, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, (ii) FOR the ratification of the appointment by the audit committee of the Board of Directors of UHY LLP, independent public accountants, as our auditors for the year ending September 30, 2014, (iii) FOR the approval of the non-binding, advisory resolution on the compensation of the Company’s named executive officers, (iv) FOR the approval of the 2014 Long-Term Incentive Plan, and (v) FOR the approval of the material terms of the performance goals for performance awards under the 2014 Long-Term Incentive Plan.

Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States. In order for your vote to be submitted by proxy, you must (i) properly complete the Internet voting instructions or telephone voting instructions no later than 11:59 p.m. Houston time on February 5, 2014 or (ii) properly complete and return this proxy card at or prior to the Annual Meeting of Stockholders on February 6, 2014.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE.

(continued and to be signed on other side)

Geospace Technologies Corporation

[Name]
[Address]

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside of the designated areas	☒

Annual Meeting Proxy Card

[A] Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees:

	For	Withhold
A. Thomas L. Davis, Ph.D.	☐	☐

B. Richard F. Miles	☐	☐

[B] Other Matters

The Board of Directors recommends a vote FOR the following matters:

	For	Against	Abstain
2. To ratify the appointment by the audit committee of the Board of Directors of UHY LLP, independent public accountants, as the Company’s auditors for the year ending September 30, 2013.	☐	☐	☐

3. To approve the following non-binding, advisory resolution: “RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2013 proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion).”	☐	☐	☐

4. To approve the 2014 Long-Term Incentive Plan	☐	☐	☐

5. To approve the material terms of the performance goals for performance awards under the 2014 Long-Term Incentive Plan	☐	☐	☐

[C] Non-voting items

Change of address – Please print your new address below	Comments – Please print your comments below	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting	☐

[D] Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box

Date (mm/dd/yyyy)
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